FIRST AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT

                                  by and among

                     PENNSYLVANIA MANUFACTURERS CORPORATION,

                             THE BANKS PARTY HERETO,

                       CORESTATES BANK, N.A., AS CO-AGENT

                                       AND

                              THE BANK OF NEW YORK,

                          AS AGENT AND AS ISSUING BANK

                                ----------------

                                   $50,000,000

                                ----------------

                           Dated as of March 14, 1997

                                TABLE OF CONTENTS

1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION .......................... 3
     1.1. Definitions .................................................. 3
     1.2. Principles of Construction .................................. 21

2. AMOUNT AND TERMS OF LETTERS OF CREDIT .............................. 23
     2.1. Issuance of Letters of Credit ............................... 23
     2.2. Letter of Credit Participation and Funding
          Commitments ................................................. 24
     2.3. Interest Rate ............................................... 26
     2.4. Termination or Reduction of Commitment ...................... 26
     2.5. Amendments to Letters of Credit ............................. 26
     2.6. Extension of Commitment and Termination Date ................ 28
     2.7. Extension of the Stated Expiration Date of Each
          Letter of Credit ............................................ 28
     2.8. Reimbursement Obligations Absolute .......................... 29
     2.9. No Liability of the Issuing Bank ............................ 30
     2.10. Increased Costs; Capital Adequacy .......................... 31
     2.11. Withholding Tax Exemption .................................. 32
     2.12. Agent's Records ............................................ 32
     2.13. Use of Proceeds ............................................ 32
     2.14. Collateral ................................................. 33
     2.15. Replacement of Banks ....................................... 34
     2.16. Commitment Fee ............................................. 35
     2.17. Letter of Credit Commissions ............................... 35

3. CONDITIONS PRECEDENT ............................................... 35
     3.1. Conditions to Effectiveness ................................. 35
     3.2. Conditions for Issuance of All Letters of
          Credit and Extension and Increases thereof
          and Conditions to Effectiveness of
          Letters of Credit ........................................... 38

4. REPRESENTATIONS AND WARRANTIES ..................................... 39
     4.1. Corporate Organization and Power ............................ 39
     4.2. Authorization; Enforceability ............................... 40
     4.3. No Violation ................................................ 40
     4.4. Governmental Authorization; Permits ......................... 40

     4.5. Litigation .................................................. 41
     4.6. Taxes ....................................................... 41
     4.7. Subsidiaries ................................................ 42
     4.8. Full Disclosure ............................................. 42
     4.9. Margin Regulations .......................................... 42
     4.10. No Material Adverse Change ................................. 42
     4.11. Financial Matters. ......................................... 43
     4.12. Ownership of Properties .................................... 44
     4.13. ERISA ...................................................... 44
     4.14. Environmental Matters ...................................... 44
     4.15. Compliance With Laws ....................................... 45
     4.16. Regulated Industries ....................................... 46
     4.17. Insurance .................................................. 46
     4.18. Certain Contracts. ......................................... 46
     4.19. Reinsurance Agreements ..................................... 47
     4.20. Ranking of Obligations ..................................... 47

5. AFFIRMATIVE COVENANTS .............................................. 47
     5.1. GAAP Financial Statements ................................... 47
     5.2. Statutory Financial Statements .............................. 48
     5.3. Other Business and Financial Information .................... 49
     5.4. Corporate Existence; Franchises; Maintenance of
          Properties .................................................. 53
     5.5. Compliance with Laws ........................................ 53
     5.6. Payment of Obligations ...................................... 53
     5.7. Insurance ................................................... 53
     5.8. Maintenance of Books and Records; Inspection ................ 54
     5.9. Dividends ................................................... 54
     5.10. Ownership of Insurance Subsidiaries ........................ 54
     5.11. Extinguishment of Senior Note Indebtedness ................. 54
     5.12. Further Assurances ......................................... 55

6. FINANCIAL COVENANTS ................................................ 55
     6.1. Capitalization Ratio ........................................ 55
     6.2. Cash Coverage Ratio ......................................... 55
     6.3. Statutory Surplus ........................................... 55
     6.4. Risk-Based Capital .......................................... 56

7. NEGATIVE COVENANTS ................................................. 56
     7.1. Merger; Consolidation; Disposition of Assets ................ 56
     7.2. Indebtedness ................................................ 57

     7.3. Liens ....................................................... 58
     7.4. Investments; Acquisitions ................................... 59
     7.5. Restricted Payments ......................................... 59
     7.6. Transactions with Affiliates ................................ 60
     7.7. Certain Amendments .......................................... 60
     7.8. Lines of Business ........................................... 61
     7.9. Limitation on Certain Restrictions .......................... 61
     7.10. Fiscal Year ................................................ 61
     7.11. Accounting Changes ......................................... 62
     7.12. Reinsurance Agreements ..................................... 62

8. DEFAULT ............................................................ 62
     8.1. Events of Default ........................................... 63

9. THE AGENT .......................................................... 67
     9.1. Appointment ................................................. 67
     9.2. Delegation of Duties ........................................ 68
     9.3. Exculpatory Provisions ...................................... 68
     9.4. Reliance by Agent ........................................... 68
     9.5. Notice of Default ........................................... 69
     9.6. Non-Reliance on Agent and Other Banks ....................... 69
     9.7. Indemnification ............................................. 70
     9.8. Agent in Its Individual Capacity ............................ 70
     9.9. Successor Agent ............................................. 71
     9.10. Co-Agent ................................................... 71

10. OTHER PROVISIONS .................................................. 72
     10.1. Amendments and Waivers ..................................... 72
     10.2. Notices .................................................... 73
     10.3. No Waiver; Cumulative Remedies ............................. 74
     10.4. Survival of Representations and Warranties ................. 74
     10.5. Payment of Expenses and Taxes .............................. 75
     10.6. Assignments and Participations ............................. 76
     10.7. Counterparts ............................................... 77
     10.8. Adjustments; Set-off ....................................... 78
     10.9. Construction ............................................... 79
     10.10. Indemnity ................................................. 79
     10.11. Governing Law ............................................. 80
     10.12. Headings Descriptive ...................................... 80
     10.13. Severability .............................................. 80
     10.14. Integration ............................................... 80

     10.15. Consent to Jurisdiction ................................... 80
     10.16. Service of Process ........................................ 80
     10.17. No Limitation on Service or Suit .......................... 81
     10.18. WAIVER OF TRIAL BY JURY ................................... 81
     10.19. Confidentiality ........................................... 81

EXHIBITS

Exhibit A        List of Commitment Percentages
Exhibit B        Form of Assignment and Acceptance Agreement
Exhibit C        Form of Letter of Credit Request
Exhibit D        Form of Letter of Credit
Exhibit E-1      Form of Compliance Certificate (GAAP Financial Statements)
Exhibit E-2      Form of Compliance Certificate (Statutory Financial Statements)
Exhibit F        Form of Financial Condition Certificate
Exhibit G        Form of Opinion of Counsel to the Applicant
Exhibit H        Form of Opinion of Special Counsel
Exhibit I        Form of Extension Request

SCHEDULES

Schedule 1.1     Management Group
Schedule 4.4     Licenses
Schedule 4.6     Taxes
Schedule 4.7     Subsidiaries
Schedule 4.14    Environmental Matters
Schedule 4.18    Material Contracts
Schedule 4.19    Reinsurers and Collateral Securing Certain Reinsurers'
                 Obligations
Schedule 7.2     Indebtedness
Schedule 7.3     Liens
Schedule 7.6     Transactions with Affiliates
Schedule 10.2    List of Banks and their Addresses

      FIRST AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT, dated as of March 14, 1997, by and among PENNSYLVANIA MANUFACTURERS CORPORATION, a Pennsylvania corporation (the "Applicant"), each subsidiary of the Applicant which is or may become a party hereto (each a "Co-Applicant"), each of the banks or other lending institutions party hereto (together with their respective assigns, the "Banks", each a "Bank"), CORESTATES BANK, N.A., as Co-Agent (in such capacity, the "Co-Agent") and THE BANK OF NEW YORK, as agent for itself and the other Banks (in such capacity, the "Agent"), and as issuing bank (in such capacity, the "Issuing Bank") for the Letters of Credit (as defined in Section 1).

                                    RECITALS

      A. The Applicant, the Banks, the Co-Agent, the Issuing Bank and the Agent entered into a Letter of Credit Agreement, dated as of November 10, 1995.

      B. Prior to the effectiveness of this First Amended and Restated Letter of Credit Agreement, the aggregate Commitments were $75,000,000. In connection with the execution and delivery by the Applicant of the Credit Agreement, dated as of the date hereof, among the Applicant, the lenders party thereto, The Bank of New York, as administrative agent and First Union National Bank of North Carolina, as documentation agent (as the same may be amended, supplemented or otherwise modified pursuant to Section 7.7, the "Revolving Credit Agreement"), the aggregate Commitments are being reduced to $50,000,000.

      C. For convenience, this Agreement is dated as of March 14, 1997 (the "Restatement Effective Date"), and references to certain matters related to the period prior thereto have been deleted.

1.    DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

      1.1.  Definitions

            As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

            "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having ten percent (10%) or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

            "Agent" means BNY in its capacity as agent for the Banks hereunder, and its successors in such capacity.

            "Agreement" means this First Amended and Restated Letter of Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Alternate Base Rate" means on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the Prime Rate in effect on such date.

            "Annual Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

            "Applicable Fee Percentage" means with respect to the Letter of Credit Commissions, (i) 0.55% in the case of each Unsecured Letter of Credit and
(ii) 0.30% in the case of each Secured Letter of Credit.

            "Assignment and Acceptance Agreement" means an assignment and acceptance agreement executed by a Bank and an Eligible Assignee substantially in the form of Exhibit B.

            "Assignment Fee" has the meaning set forth in Section 10.6(b).

            "Authorized Signatory" means as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other duly authorized officer of such Person and
(ii) any Person which is not a corporation, the general partner or other managing Person thereof.

            "Available Amount" means at any time the amount of the Commitment less the Letter of Credit Exposure.

            "Available Dividend Amount" shall mean, with respect to any Insurance Subsidiary for any period of four consecutive fiscal quarters, the aggregate maximum amount of dividends that is, or would be if such period were a fiscal year, permitted by the Insurance Regulatory Authority of its jurisdiction of domicile, under applicable Requirements of Law (without the necessity of any consent, approval or other action of such Insurance Regulatory Authority involving the granting of permission or the exercise of discretion by such Insurance Regulatory Authority), to be paid by such Insurance Subsidiary to the Applicant or another Subsidiary of the Applicant in respect of such four-quarter period as if such period were a fiscal year (whether or not any such dividends are actually paid).

            "Bank" means each bank listed on the signature pages hereof and each assignee which becomes a Bank pursuant to Section 10.6, and their respective assigns, each of which shall meet the criteria of "Eligible Assignee" hereunder.

            "Bankruptcy Code" shall mean 11 U.S.C. ss.ss. 101 et seq., as amended from time to time, and any successor statute.

            "Beneficiary Notification Date" shall mean, with respect to an Evergreen Letter of Credit, the last day on which the beneficiary thereof may be notified in order that such Stated Expiration Date is not to be automatically extended.

            "Benefit Arrangement" shall mean, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Benefited Bank" has the meaning set forth in Section 10.8.

            "BNY" means The Bank of New York.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close.

            "CMOs" shall mean any security or certificate representing any interest or participation in a pool of Mortgage Backed Securities (it being understood that Mortgage Backed Securities themselves are not CMOs).

            "Capitalization Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness as of such date to (ii) the sum of Consolidated Indebtedness and Consolidated Net Worth, each as of such date.

            "Cash Coverage Ratio" shall mean, as of the last day of any period of four consecutive fiscal quarters (the "Measurement Period"), the ratio of:

                  (i) the aggregate of (y) the Available Dividend Amount for the Measurement Period for the Insurance Subsidiaries, other than each Insurance Subsidiary that is a Subsidiary of another Insurance Subsidiary plus (z) the Net Tax Sharing Payments (whether a positive or negative number) for the Measurement Period, to

                  (ii) the aggregate of (x) Interest Expense incurred during the Measurement Period, (y) the aggregate of all operating costs and expenses of the Applicant, including rent, utilities and payroll expenses paid by the Applicant during the Measurement Period, and (z) all dividends paid by the Applicant during the Measurement Period.

            "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 180 days from the date of acquisition,
(ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's and at least P-1 or the equivalent thereof by Moody's, (iii) time deposits, certificates of deposit and banker's acceptances maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's, and
(iv) repurchase obligations of a bank or trust company described in clause (iii) above and having a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above.

            "Chestnut" shall mean Chestnut Insurance Company, Ltd., a Bermuda corporation.

            "Collateral" has the meaning set forth in Section 2.14.

            "Collateral Account" has the meaning set forth in Section 2.14 hereof.

            "Co-Applicant" means each Subsidiary of the Applicant which is or becomes a party hereto.

            "Combined Annual Statement" shall mean, with respect to PMAIC and the Consolidated Affiliates, the combined annual statement of such entities on the Fire and Casualty form (or any successor form thereto) as required to be filed by any such entity with the Insurance Regulatory Authority of its jurisdiction of domicile in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

            "Commitment" means the commitment of BNY, as Issuing Bank, to issue Letters of Credit having an aggregate outstanding face amount up to $50,000,000 (as reduced from time to time pursuant to Section 2.4), and with respect to each of the Banks shall mean their commitment to participate in the Letter of Credit Exposure in an amount equal to their respective Commitment Percentages as set forth in Section 2.2.

            "Commitment Fee" has the meaning set forth in Section 2.16.

            "Commitment Percentage" means as to any Bank, the percentage set forth opposite the name of such Bank in Exhibit A under the heading "Commitment Percentage".

            "Commitment Period" means the period from the Original Effective Date through the day preceding the Termination Date.

            "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit E-1 or Exhibit E-2, as applicable.

            "Consolidated Affiliates" shall mean, collectively, PMA Re, the PMA Group and any other fire and casualty insurance company that is or hereafter becomes an Affiliate of PMAIC and the accounts of which are prescribed or permitted by Statutory Accounting Practices to be consolidated with those of PMAIC for purposes of any Combined Annual Statements.

            "Consolidated Indebtedness" shall mean, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness of the Applicant and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles but excluding
(i) reimbursement obligations with respect to letters of credit issued to secure the reinsurance obligations of one or more Insurance Subsidiaries under reinsurance agreements entered into as a reinsurer in the ordinary course of such Insurance Subsidiaries' business but only in each case to the extent of the cash and Treasury Securities provided to the issuer of such letter of credit by the

Applicant or any Subsidiary as collateral for such reimbursement obligations, and (ii) the reimbursement obligations with respect to the letter of credit issued upon the Applicant's application for the benefit of PMAIC with PMA Cayman as an account party thereto, but only if the stated amount of such letter of credit is less than $28,000,000.

            "Consolidated Net Worth" shall mean, at any time, the net worth of the Applicant and its Subsidiaries at such time, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles but (i) excluding any preferred stock or other class of equity securities that, by its stated terms (or by the terms of any class of equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part, and (ii) without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board.

            "Consolidated Statutory Surplus" shall mean, as to all Insurance Subsidiaries, as of any date, the sum (without duplication) of the total amounts shown (i) with respect to each Insurance Subsidiary not legally domiciled in the United States, the shareholders' equity of such Insurance Subsidiary as determined in accordance with Generally Accepted Accounting Principles (without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board), (ii) with respect to each other Insurance Subsidiary that is a life and accident and health insurance company, on line 38, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, and (iii) with respect to each other Insurance Subsidiary, on line 25, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, excluding in each case under clauses (i), (ii) and (iii) any Insurance Subsidiary that is a Subsidiary of an Insurance Subsidiary, or the sum of amounts determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

            "Contingent Obligation" shall mean, with respect to any Person, (without duplication) any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor,
(b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Applicant and its Subsidiaries, the term Contingent Obligation shall not include (y) endorsements for collection or deposit in the ordinary course of business or (z) obligations entered into by an Insurance Subsidiary in the ordinary course of its business under insurance policies or contracts issued by it or to which it is a party, including reinsurance agreements (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder).

            "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit E-1 or Exhibit E-2, as applicable.

            "Credit Documents" means collectively, this Agreement, each Letter of Credit Request and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Bank by or on behalf of the Applicant or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

            "Credit Party" means the Applicant, each Co-Applicant and each other party (other than the Agent, the Issuing Bank and the Banks) that is a signatory to a Credit Document.

            "Date of Issuance" means any Business Day specified in a Letter of Credit Request as a date on which the Applicant and, if applicable, a Co-Applicant, requests the issuance by the Issuing Bank of a Letter of Credit.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Discounted Collateral Value" means, in respect of Eligible Collateral consisting of (i) cash, 100% of the amount thereof and (ii) Treasury Securities, 90% of the fair market value thereof. The fair market value of Treasury Securities shall be as determined in good faith by the Agent and the Agent's good faith determination thereof shall be conclusive absent manifest error.

            "Dollar Roll Agreements" shall mean, as to any Person, an agreement pursuant to which such Person sells securities to another Person and agrees to repurchase "substantially the same" securities (as determined by the Public Securities Association and Generally Accepted Accounting Principles) at a described or specified date and price.

            "Dollars" and "$" means lawful currency of the United States of America.

            "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co., Inc., its successors and assigns.

            "Eligible Assignee" shall mean and include a commercial bank or other financial institution (other than a property or casualty insurance company) acceptable to the Issuing Bank and the Agent.

            "Eligible Collateral" means cash and Treasury Securities.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

            "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

            "ERISA Group" shall mean the Applicant and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Applicant, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "Event of Default" has the meaning set forth in Section 8.1.

            "Evergreen Letter of Credit" shall mean a Letter of Credit, the Stated Expiration Date of which, by terms of such Letter of Credit, is automatically extended for the period therein specified unless the beneficiary thereof is notified a specified number of days prior to the then scheduled Stated Expiration Date that such scheduled Stated Expiration Date will not be extended.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

            "Extension Consent Period" means the period which is less than 35 days, but equal to or greater than 30 days, prior to the then current Termination Date (provided, however, that if such 30th prior day falls on a day that is not a Business Day, such date shall be extended to the next following Business Day).

            "Extension Request" has the meaning set forth in Section 2.6.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Bank of New York on such day on such transactions as determined by the Agent.

            "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as followed in the United States and as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or, to the extent not so set forth in such statements, opinions and pronouncements, as generally followed by entities similar in size to the Applicant and engaged in generally similar lines of business), consistently applied and maintained and in conformity with those used in the preparation of the most recent financial statements of the Applicant referred to in Section 4.11(a).

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law,
(iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or
(vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

            "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

            "Historical Statutory Statements" shall have the meaning given to such term in Section 4.11(b).

            "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, (viii) the net termination obligations of such Person under any Hedge Agreements, other than any Hedge Agreement that qualifies as a hedge of an exposure to an indentifiable interest rate risk as determined in accordance with Statement of Financial Accounting Standards No. 80 issued by the Financial Accounting Standards Board, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all indebtedness of such Person in respect of Reverse Repurchase Agreements and Dollar Roll Agreements, (x) all Contingent Obligations of such Person and (xi) all indebtedness referred to in clauses (i) through (x) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

            "Indemnified Person" has the meaning set forth in Section 10.10.

            "Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

            "Insurance Subsidiary" shall mean any Subsidiary of the Applicant the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile, and shall mean and include, without limitation, each of PMAIC and PMA Re.

            "Interest Expense" shall mean, for any period, total interest expense of the Applicant for such period in respect of Indebtedness of the Applicant and its Subsidiaries (including all such interest expense accrued or capitalized during such period, whether or not actually paid during such period, and such portion of finance leases properly characterized as interest), adjusted to give effect to all interest rate swap, cap or other interest rate hedging arrangements and fees and expenses paid in connection therewith, all as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

            "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

            "Invested Assets" shall mean, with respect to any Person, the amount, on a consolidated basis, of its investments, cash and cash equivalents as reflected on such Person's most recent balance sheet.

            "Investment Grade Securities" shall mean (i) non-equity securities (other than those issued by an Affiliate of the Applicant and other than CMOs and REMICs) that, if rated by the NAIC, are rated "NAIC 2" (or the equivalent thereof) or better by the NAIC, or, if not rated by the NAIC, are rated "BBB-" (or the equivalent thereof) or higher by Standard & Poor's, "Baa3" (or the equivalent thereof) or higher by Moody's, or "BBB-" (or the equivalent thereof) or higher by Duff & Phelps, (ii) municipal bonds that, if rated by the NAIC, are rated "NAIC 2" (or the equivalent thereof) or better by the NAIC, or if not rated by the NAIC, are rated "SP-2" (or the equivalent thereof) or higher by Standard & Poor's, "Baa3" or "MIG4" (or the equivalent thereof) or higher by Moody's, or "BBB-" (or the equivalent thereof) or higher by Duff & Phelps, and
(iii) Permitted CMOs and Mortgage Backed Securities that, if rated by the NAIC, are rated "NAIC 2" (or the equivalent thereof) or higher by Standard & Poor's, "Baa3" (or the equivalent thereof) or higher by Moody's, or "BBB-" (or the equivalent thereof) or higher by Duff & Phelps (or, in the case of clauses (i),
(ii) and (iii) above, in the event all such rating agencies cease to publish investment ratings, carrying an equivalent rating of a nationally recognized rating agency).

            "Issuing Bank" means BNY in its capacity as issuing bank hereunder, and its successors in such capacity.

            "Letters of Credit" shall mean letters of credit issued by the Issuing Bank for the account of the Applicant and any Co-Applicant as defined in
Section 2.1.

            "Letter of Credit Commissions" has the meaning set forth in Section 2.17.

            "Letter of Credit Exposure" means at any date, (i) in respect of all the Banks, the sum, without duplication, of (x) the aggregate undrawn face amount of the Outstanding Letters of Credit at such date, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit at such date, and (z) the aggregate unpaid reimbursement obligations in respect of the Letters of Credit at such date, and (ii) in respect of any Bank, an amount equal to such Bank's Commitment Percentage multiplied by the amount determined under clause (i) of this definition.

            "Letter of Credit Request" means a request from the Applicant, or from the Applicant and a Co-Applicant, for the issuance of a Letter of Credit, substantially in the form of Exhibit C.

            "Licenses" shall have the meaning given to such term in Section 4.4(c).

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

            "MASCCO" shall mean Mid-Atlantic States Casualty Company, a Pennsylvania insurance corporation.

            "Management Group" shall mean, collectively, the individuals listed on Schedule 1.1, provided, however, each individual shall be included in the Management Group only so long as such individual is a member of the Applicant's Board of Directors or is employed by the Applicant or any Material Insurance Subsidiary in a senior management position.

            "Margin Stock" shall have the meaning given to such term in Regulation U.

            "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, business, properties or financial prospects of the Applicant or the Applicant and its Subsidiaries, taken as a whole.

            "Material Adverse Effect" shall mean a material adverse effect upon
(i) the condition (financial or otherwise), operations, business, properties or financial prospects of the Applicant or the Applicant and its Subsidiaries, taken as a whole, (ii) the ability of the Applicant to perform its obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents.

            "Material Insurance Subsidiary" shall mean any Insurance Subsidiary that is a Material Subsidiary.

            "Material Plan" shall mean, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

            "Material Subsidiary" shall mean each of (i) MASCCO, (ii) PMA Cayman, (iii) the members of the PMA Group, (iv) PMA Re, (v) at the relevant time of determination, any Subsidiary of the Applicant having (after the elimination of intercompany accounts) (y) assets constituting at least ten percent (10%) of the total assets of the Applicant and its Subsidiaries on a consolidated basis, or (z) revenues constituting at least ten percent (10%) of the total revenues of the Applicant and its Subsidiaries on a consolidated basis, in each case as determined as of the date of the financial statements of the Applicant and its Subsidiaries most recently delivered under Section 5.1 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 5.1, as of the date of the most recent financial statements referred to in Section 4.11(a)), and (vi) any Subsidiary that has one of the foregoing as a Subsidiary.

            "Moody's" shall mean Moody's Investors Service, Inc., its successors and assigns.

            "Mortgage Backed Securities" shall mean investment securities representing any undivided interest or participation in, or which are secured by, a pool of loans secured by mortgages or deeds of trust.

            "Multiemployer Plan" shall mean, at any time, an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

            "Net Tax Sharing Payments" shall mean, for any period, (i) the aggregate (without duplication) of all payments made or to be made to the Applicant by its Subsidiaries pursuant to tax sharing or tax allocation agreements or arrangements or otherwise in respect of taxable income realized during such period, minus (ii) the aggregate (without duplication) of all foreign, federal, state or local income, franchise and other tax payments made or to be made by the Applicant in respect of taxable income realized during such period and any payments made or to be made by the Applicant during such period pursuant to such tax sharing or tax allocation agreement or arrangement.

            "Obligations" means all of the obligations and liabilities of the Applicant and the Co-Applicants under the Credit Documents, including, without limitation, reimbursement obligations (whether absolute or contingent) under any Letter of Credit or Credit Document and all obligations in respect of fees, expenses and other amounts payable under any Credit Document, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

            "Original Effective Date" means November 10, 1995.

            "Outstanding Letters of Credit" means at any time the Letters of Credit outstanding at such time.

            "PAC I" shall mean a planned amortization class bond which is a tranche or class of CMO or REMIC that is retired according to a predetermined amortization schedule independent of the prepayment rate on the underlying collateral and which has the highest level of protection within the pool against prepayment or extension.

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

            "PMA Cayman" shall mean PMA Insurance Cayman, Ltd., a Cayman Islands corporation.

            "PMA Group" shall mean PMAIC, Manufacturers Alliance Insurance Company, a Pennsylvania insurance corporation, and Pennsylvania Manufacturers Indemnity Company, a Pennsylvania insurance corporation.

            "PMA Re" shall mean PMA Reinsurance Corporation, a Pennsylvania insurance corporation.

            "PMAIC" shall mean Pennsylvania Manufacturers' Association Insurance Company, a Pennsylvania insurance corporation.

            "Permitted CMOs and Mortgage Backed Securities" shall mean (i) mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation, (ii) mortgage backed securities issued by the Federal National Mortgage Association, (iii) securities guaranteed by the Government National Mortgage Association, and (iv) other securities and certificates representing participations in any CMO or REMIC which are PAC I's or which have comparable priority in respect of the repayment thereof.

            "Permitted Liens" shall have the meaning given to such term in
Section 7.3.

            "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

            "Plan" shall mean, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Prime Rate" means the rate of interest publicly announced by The Bank of New York in New York City from time to time as its Prime Rate.

            "Property" means all types of real, personal, tangible, intangible or mixed property.

            "Quarterly Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal quarter, the quarterly financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

            "REMIC" shall mean a real estate mortgage investment conduit.

            "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

            "Reinsurance Agreement" shall mean any agreement, contract, treaty, certificate or other arrangement whereby any Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Insurance Subsidiary under a policy or policies of insurance issued by such Insurance Subsidiary or under a reinsurance agreement assumed by such Insurance Subsidiary.

            "Replaced Bank" has the meaning set forth in Section 2.15.

            "Required Banks" means at any time Banks representing at least 51% of the Commitment or, if the Commitment shall have been terminated, at least 51% of the Letter of Credit Exposure at such time.

            "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

            "Reserve Adjustment" shall mean the non-recurring expense charged, in accordance with Generally Accepted Accounting Principles, during the fourth quarter of 1996 to the statements of earnings for Chestnut, MASCCO and the relevant members of the PMA Group in the aggregate amount of $190,000,000 and the corresponding adjustment in accordance with Statutory Accounting Practices.

            "Restatement Effective Date" has the meaning set forth in the Recitals.

            "Reverse Repurchase Agreement" shall mean, as to any Person, an agreement pursuant to which such Person sells securities to another Person (the "Counterparty") and agrees to repurchase such securities at a described or specified date and price, provided, however, that "Reverse Repurchase Agreements" shall not include any agreement pursuant to which such Person lends securities pursuant to a securities lending arrangement to a Counterparty who collateralizes such borrowing with cash, Cash Equivalents, letters of credit or other collateral acceptable to the Required Banks, and agrees to return such securities to such Person at a described or specified date.

            "Secured Letter of Credit means a Letter of Credit designated as a Secured Letter of Credit in the Letter of Credit Request delivered in connection with the issuance thereof and with respect to which the Applicant or a Co-Applicant deposits Eligible Collateral with the Agent on the Date of Issuance thereof.

            "Special Counsel" means Emmet, Marvin & Martin, LLP, special counsel to the Agent.

            "Special 1996 Charges" shall mean the non-recurring expense charged with respect to receivables, equipment write-offs and other restructuring charges, in accordance with Generally Accepted Accounting Principles, during the fourth quarter of 1996 to the statements of earnings for the Applicant in the aggregate amount of $31,000,000.

            "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., its successors and assigns.

            "Stated Expiration Date" means, with respect to each Letter of Credit, the date occurring up to one year after the Date of Issuance, as such date may be extended in accordance with the terms of this Agreement.

            "Statutory Accounting Practices" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Financial Statements.

            "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors, in the case of a corporation, or of the ownership or beneficial interests, in the case of a Person not a corporation, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Applicant.

            "Surplus Relief Reinsurance Agreement" shall mean any agreement or other arrangement whereby any Insurance Subsidiary cedes business under a reinsurance agreement that would not be considered a transaction that indemnifies an insurer against loss or liability relating to insurance risk, as determined in accordance with Statement of Financial Accounting Standards No. 113 ("FAS 113") issued by the Financial Accounting Standards Board (without regard to the effective date of FAS 113).

            "Surviving Senior Note Indebtedness" shall mean the Indebtedness of the Applicant outstanding from time to time in respect of the Surviving Senior Notes.

            "Surviving Senior Notes" shall mean the $7,143,000 principal amount of the Applicant's 9.53% Senior Notes, dated June 17, 1987, due June 30, 1997, together with any amendment, modification, replacement, substitutes, supplements thereto, and renewals or extensions thereof, in whole or in part.

            "Terminating Indebtedness" shall mean the Terminating Revolving Credit Indebtedness and the Terminating Senior Note Indebtedness.

            "Terminating Revolving Credit Indebtedness" shall mean all indebtedness and other monetary obligations of the Applicant under the Credit Agreement, dated as of August 11, 1995, as amended, between the Applicant, the lenders and financial institutions named therein and The Bank of New York, as agent for the lenders.

            "Terminating Senior Note Indebtedness" shall mean the aggregate Indebtedness of the Applicant outstanding from time to time in respect to the
(i) $46,428,000 principal amount of the Applicant's 9.60% Senior Notes, dated September 26, 1991, due October 1, 2001, (ii) the $71,000,000 principal amount of the Applicant's 7.62% Senior Notes, dated July 19, 1995, due July 15, 2001, and (iii) the $36,000,000 principal amount of the Applicant's 7.62% Senior Notes, dated July 19, 1995, due July 15, 2000, together with any amendments, modification, replacement, substitute, supplements thereto, and renewals or extensions thereof, in whole or in part.

            "Termination Date" means October 27, 1997, or such earlier date on which the Commitment is terminated, or if the Commitment is extended with the consent of the Banks pursuant to Section 2.6, such later date.

            "Treasury Security" shall mean any "Treasury security" under, and as such term is defined in, 31 C.F.R. part 306, subpart O, as amended.

            "Unsecured Letter of Credit" means a Letter of Credit other than a Secured Letter of Credit.

            "Unfunded Liabilities" shall mean, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

            "Unfunded Liabilities" shall mean, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding capital stock or other ownership interests of such Subsidiary is owned, directly or indirectly, by such Person.

      1.2.  Principles of Construction

            (a) All terms defined in a Credit Document shall have the meanings given such terms therein when used in the other Credit Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

            (b) Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with Generally Accepted Accounting Principles (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, Statutory Accounting Practices). Notwithstanding the foregoing, in the event that any changes in Generally Accepted Accounting Principles or Statutory Accounting Practices after the date hereof are required to be applied to the transactions described herein and would affect the computation of the financial covenants contained in Sections 6.1 through 6.4, as applicable, such changes shall be followed in the computation of such financial covenants only from and after the date this Agreement shall have been amended to take into account any such changes, provided the parties agree to negotiate in good faith to so amend this Agreement as soon as practicable after such a change. References to amounts on particular exhibits, schedules, lines, pages and columns of any Annual Statement or Quarterly Statement are based on the format promulgated by the NAIC for the 1995 Annual Statements and Quarterly Statements. In the event such format is changed in future years so that different information is contained in such items or they no longer exist, or if the Annual Statement or Quarterly Statement is replaced by the NAIC or by any Insurance Regulatory Authority after the date hereof such that different forms of financial statements are required to be furnished by the Insurance Subsidiaries in lieu thereof, such references shall be to information consistent with that reported in the referenced item in the 1995 Annual Statements or Quarterly Statements, as the case may be.

            (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

            (d) The phrase "may not" is prohibitive and not permissive.

            (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

            (f) Unless specifically provided in a Credit Document to the contrary, references to a time shall refer to New York City time.

            (g) Unless specifically provided in a Credit Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            (h) References in any Credit Document to a fiscal period shall refer to that fiscal period of the Applicant.

2.    AMOUNT AND TERMS OF LETTERS OF CREDIT

      2.1.  Issuance of Letters of Credit

            (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees, in reliance on the agreement of the other Banks set forth in Section 2.2, to issue standby letters of credit (the "Letters of Credit"; each, individually, a "Letter of Credit") during the Commitment Period for the account of the Applicant, or jointly and severally for the account of the Applicant and each Co-Applicant delivering a Letter of Credit Request. The aggregate Letter of Credit Exposure shall not at any time exceed the amount of the Commitment at such time. In addition, the Letter of Credit Exposure in respect of Letters of Credit issued during the Commitment Period for the account of Subsidiaries of the Applicant which are not Material Insurance Subsidiaries shall not at any time exceed $10,000,000 in the aggregate. Each Letter of Credit issued pursuant to this Section shall have a Stated Expiration Date. No Letter of Credit shall be issued if the Agent determines that the conditions set forth in Section 3.2 have not been satisfied.

            (b) Each Letter of Credit shall be issued for the account of the Applicant, individually, or for the account of the Applicant and one or more Co-Applicants, jointly and severally, in support of an obligation of the Applicant or of the Applicant and one or more Co-Applicants in favor of a beneficiary which has requested the issuance of such Letter of Credit as a condition to a transaction entered into in connection with the Applicant's or the Co-Applicant's or Co-Applicants' reinsurance business or otherwise for the general corporate purposes of the Applicant or Co-Applicant(s), provided, however, that the Letter of Credit Exposure with respect to Letters of Credit issued for the general corporate purposes of the Applicant or Co-Applicant(s) shall not at any time exceed $15,000,000. The Applicant, and any Co-Applicant, as the case may be, shall give the Agent a Letter of Credit Request for the issuance of each Letter of Credit by 11:00 A.M., one Business Day prior to the requested Date of Issuance. Each Letter of Credit Request executed by a Co-Applicant shall provide that such Co-Applicant shall be, from and after the Date of Issuance of the Letter of Credit which is requested, a party hereto and shall have all the rights and obligations of a Co-

Applicant under this Agreement and under the other Credit Documents to which it is a party. Such Letter of Credit Request shall specify (i) the beneficiary of such Letter of Credit and the obligations of the Applicant and/or Co-Applicant in respect of which such Letter of Credit is to be issued, (ii) the Applicant's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, (iv) the requested Date of Issuance, (v) the requested Stated Expiration Date for such Letter of Credit which shall not be more than one year from the requested Date of Issuance, (vi) whether such Letter of Credit is to be an Evergreen Letter of Credit and, if so, the Beneficiary Notification Date (which shall be at least 30 days prior to the Stated Expiration Date thereof), (vii) the account party with respect to such Letter of Credit and (viii) whether such Letter of Credit is to be a Secured Letter of Credit or an Unsecured Letter of Credit. Upon receipt of such Letter of Credit Request, the Agent shall promptly notify the Issuing Bank and each other Bank thereof. The Issuing Bank shall, on the proposed Date of Issuance and subject to the other terms and conditions of this Agreement, issue the requested Letter of Credit. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require. The parties agree that a Letter of Credit substantially in the form of Exhibit D shall be deemed to be in form and substance reasonably satisfactory to the Issuing Bank; provided, however, that Letters of Credit issued pursuant hereto need not be in the form of said Exhibit D. Each Letter of Credit shall be used solely for the purposes described therein.

            (c) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to an immediate obligation on the part of the Applicant, or to an immediate joint and several obligation on the part of the Applicant and the Co-Applicant, as the case may be, to reimburse the Issuing Bank for the amount thereof on the Business Day on which the Issuing Bank shall have notified the Applicant that payment of such draft has been made to the beneficiary (which notice shall be given promptly and shall be deemed to constitute a demand for reimbursement).

      2.2.  Letter of Credit Participation and Funding Commitments

            (a) Each Bank hereby unconditionally and irrevocably, severally for itself only and without any notice to or the taking of any action by such Bank, takes an undivided participating interest in the obligations of the Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Bank's Commitment Percentage of the amount of such Letter of Credit. Each Bank shall be liable to the Issuing Bank for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Bank shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Applicant or any Co-Applicant that are subsequently rescinded or avoided, or must otherwise be restored or returned. Subject to the penultimate sentence of subsection (b) below, such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Applicant or any Co-Applicant with any of their obligations under the Credit Documents.

            (b) The Agent will promptly (and in no event later than two Business
Days) notify each Bank (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the Applicant or any Co-Applicant immediately, and forthwith upon receipt of such notice, such Bank (other than the Issuing Bank) shall make available to the Agent for the account of the Issuing Bank its Commitment Percentage of the amount of such unreimbursed draft at the office of the Agent specified in Section 10.2, in lawful money of the United States and in immediately available funds, before 4:00 P.M., on the day such notice was given by the Agent, if the relevant notice was given by the Agent at or prior to 1:00 P.M., on such day, and before 12:00 Noon, on the next Business Day, if the relevant notice was given by the Agent after 1:00 P.M., on such day. The Agent shall distribute the payments made by each Bank (other than the Issuing Bank) pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. Each Bank shall indemnify and hold harmless the Agent and the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Bank to provide, or from any delay in providing, the Agent with such Bank's Commitment Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit in accordance with this subsection
(b) above (except in respect of losses, liabilities or other obligations suffered by the Issuing Bank resulting from the gross negligence or willful misconduct of the Issuing Bank). If a Bank does not make available to the Agent when due such Bank's Commitment Percentage of any unreimbursed payment made by the Issuing Bank under a Letter of Credit (other than payments made by the Issuing Bank by reason of its gross negligence or willful misconduct), such Bank shall be required to pay interest to the Agent for the account of the Issuing Bank on such Bank's Commitment Percentage of such payment from the date such Bank's payment is due until the date such payment is received by the Agent at a rate of interest per annum equal to (i) for the first three days after the due date of such payment, the Federal Funds Rate and (ii) thereafter, the Federal Funds Rate plus 2%. The Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

            (c) Whenever the Agent is reimbursed by the Applicant or any Co-Applicant, for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Bank in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Agent will pay over such payment to such Bank (i) before 4:00 P.M. on the day such payment from the Applicant or the Co-Applicant is received, if such payment is received at or prior to 1:00 P.M. on such day, or (ii) before 12:00 Noon on the next succeeding Business Day, if such payment from the Applicant or the Co-Applicant is received after 1:00 P.M. on such day.

      2.3.  Interest Rate

            If all or any portion of any reimbursement obligation in respect of a Letter of Credit shall not be paid on the Business Day on which the Issuing Bank shall have notified the Applicant that payment of such draft has been made, such overdue amount shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon). All such interest shall be payable on demand. Interest computed with reference to the Federal Funds Rate shall be calculated on the basis of a 360 day year for the actual number of days elapsed, and interest computed with reference to the Prime Rate shall be computed on the basis of a 365 or 366 day year, as applicable, for the actual number of days elapsed. The Applicant acknowledges that to the extent interest is based on the Prime Rate, such rate is only one of the bases for computing interest on extensions of credit made by the Banks, and by basing interest on the Prime Rate, the Banks have not committed to charge, and neither the Applicant nor any Co-Applicant has in any way bargained for, interest based on a lower or the lowest rate at which the Banks may now or in the future make extensions of credit to other Persons.

      2.4.  Termination or Reduction of Commitment

            The Applicant shall have the right, upon at least three Business Days' prior written notice to the Agent, at any time to terminate or reduce the amount of the Commitment in an amount of $10,000,000 or such amount plus multiples of $5,000,000 in excess thereof, provided that after giving effect thereto, the Commitment shall not be less than the Letter of Credit Exposure at such time. Any reduction of the Commitment shall be applied pro rata according to the Commitment Percentage of each Bank. Simultaneously with any reduction of the Commitment the Applicant shall pay the Commitment Fee accrued on the amount by which the Commitment has been reduced.

      2.5.  Amendments to Letters of Credit

            (a) At any time during the Commitment Period:

                  (i) Evergreen Letters of Credit shall be automatically extended unless at least two Business Days prior to the Beneficiary Notification Date, the Agent shall have received written notice from the Applicant, a Co-Applicant or a Bank that a Default or an Event of Default has occurred and is continuing in which event the Agent shall instruct the Issuing Bank to, and the Issuing Bank shall, notify the beneficiary of such Evergreen Letter of Credit on or before the Beneficiary Notification Date that the Stated Expiration date of such Evergreen Letter of Credit will not be extended.

                  (ii) The Applicant, together with the Co-Applicant, if any, with respect to an Outstanding Letter of Credit, shall have the right to request in writing that such Outstanding Letter of Credit be amended, including an amendment to increase or reduce the undrawn face amount thereof and/or, in the case of a Letter of Credit other than an Evergreen Letter of Credit, to extend for up to one year from the date of such amendment the then Stated Expiration Date. Provided that (A) no Default or Event of Default shall exist and be continuing and (B) after giving effect thereto (1) the Letter of Credit Exposure does not exceed the Commitment and (2) the Letter of Credit Exposure with respect to Letters of Credit issued for the account of Subsidiaries of the Applicant which are not Material Insurance Subsidiaries does not exceed $10,000,000 in the aggregate, the Agent shall promptly request that the Issuing Bank amend such Letter of Credit to give effect to such increase, reduction, extension and/or other requested amendment, and the Issuing Bank shall either amend such Letter of Credit or issue a substitute Letter of Credit containing such amended terms. Notwithstanding the foregoing, in the event that a requested amendment of a Letter of Credit would reduce the amount available to be drawn thereunder, reduce the period during which drawings can be made thereunder or would otherwise be adverse to the beneficiary thereof, such amendment or such substitute Letter of Credit shall not, by its terms, be effective unless and until such beneficiary shall have consented in writing thereto.

            (b) Following the Termination Date, provided that no Default or Event of Default shall then exist and be continuing, the Applicant, together with the Co-Applicant, if any, with respect to an Outstanding Letter of Credit, may request that an Outstanding Letter of Credit be amended, including an amendment to increase or reduce the undrawn face amount thereof but excluding any amendment which extends the Stated Expiration Date which extensions are governed by Section 2.7, provided that any such increase in the face amount of Outstanding Letters of Credit which expire on the same date, after giving effect to any reductions which become effective on the same date as such increase with respect to such Outstanding Letters of Credit which expire on the same date, shall not cause an increase, at such date, in the aggregate undrawn face amount of Outstanding Letters of Credit which expire on the same date. Upon receipt of such request, the Agent shall promptly request that the Issuing Bank amend such Letter of Credit to give effect to such amendment, and the Issuing Bank, shall either amend such Letter of Credit or issue a substitute Letter of Credit containing such amended terms. Notwithstanding the foregoing (i) in the event that such requested amendment would increase the amount available to be drawn thereunder, the Agent shall not request the Issuing Bank to either amend such Letter of Credit or issue a substitute Letter of Credit, and the Issuing Bank shall not so amend or issue unless all of the Banks shall have consented thereto and (ii) in the event that a requested amendment of a Letter of Credit would reduce the amount available to be drawn thereunder, reduce the period during which drawings can be made thereunder or would otherwise be adverse to the beneficiary thereof, such amendment or such substitute Letter of Credit shall not, by its terms, be effective unless and until such beneficiary shall have consented in writing thereto.

      2.6.  Extension of Commitment and Termination Date

            Provided that no Default or Event of Default shall exist and be continuing, the Applicant may request that the Commitment be extended for an additional period of 364 days by giving written notice of such request substantially in the form of Exhibit I (an "Extension Request") to the Agent during the period not more than 180 days but not less than 60 days prior to the then Termination Date, and upon the receipt of such notice, the Agent shall promptly notify each Bank of such request. If each Bank consents to such Extension Request during the Extension Consent Period by giving written notice thereof to the Agent, then effective on the first day of the Extension Consent Period, the then applicable Termination Date shall be extended by 364 days. If all of the Banks have not consented to such Extension Request during the Extension Consent Period and such non-consenting Bank or Banks have not been replaced pursuant to Section 2.15 during the Extension Consent Period, the Termination Date shall not be extended.

      2.7.  Extension  of the  Stated  Expiration  Date of Each  Letter of
Credit

            The Stated Expiration Date of each Letter of Credit shall be up to one year from its Date of Issuance thereof, or, if extended during the Commitment Period as provided in Section 2.5, such later date. In addition, with respect to a Letter of Credit the Stated Expiration Date of which is after the Termination Date, such Stated Expiration Date thereof may be extended as follows:

                  (a) Evergreen Letters of Credit. In the case of an Evergreen Letter of Credit, the Stated Expiration Date thereof may be extended for up to one year as provided in such Letter of Credit from the then Stated Expiration Date in accordance with the provisions of this subsection (a). The Agent will notify each Bank not less than 50 days prior to the Beneficiary Notification Date with respect to each such Outstanding Letter of Credit which is an Evergreen Letter of Credit that such Evergreen Letter of Credit will be automatically extended if each Bank notifies the Agent not less than 41 days prior to the Beneficiary Notification Date with respect thereto that such Bank consents to such extension. If the Agent does not receive notice from each Bank to the effect that such Bank so consents, the Agent shall notify the Applicant not less than 35 days prior to such Beneficiary Notification Date that less than all Banks have consented to such extension. Upon receipt of such notification, the Applicant may obtain a replacement Bank for each such non-consenting Bank pursuant to Section 2.15. If each such non-consenting Bank has not been replaced pursuant to Section 2.15 on or prior to 10 days prior to the Beneficiary Notification Date, the Agent shall notify the Applicant and the beneficiary of such Evergreen Letter of Credit not later than the Beneficiary Notification Date that the Stated Expiration Date thereof will not be extended. If the Agent receives notice from each Bank as set forth above that such Bank consents to such extension, and provided that each non-consenting Bank shall have been replaced pursuant to Section 2.15, the Stated Expiration Date of such Evergreen Letter of Credit will be automatically extended for one year, without further action. Notwithstanding the foregoing, (i) in the event that the Termination Date is extended pursuant to Section 2.6 after the procedures set forth in this subsection have commenced, the provisions of Section 2.5(a)(i) shall apply and shall supercede the provisions in this subsection and (ii) in the event that at least two Business Days prior to the Beneficiary Notification Date, the Agent shall have received written notice from the Applicant, a Co-Applicant or a Bank that a Default or an Event of Default has occurred and is continuing, the Agent shall instruct the Issuing Bank to, and the Issuing Bank shall, notify the beneficiary of such Evergreen Letter of Credit on or before the Beneficiary Notification Date that the Stated Expiration date of such Evergreen Letter of Credit will not be extended.

                  (b) Other Letters of Credit. In the case of a Letter of Credit other than an Evergreen Letter of Credit, the Applicant and the Co-Applicants, if any, may request in writing delivered to the Agent that the Stated Expiration Date thereof be extended for a term of up to one year from the then Stated Expiration Date. Upon receipt of such request, the Agent will promptly notify each Bank thereof. If all of the Banks consent to such extension, the Agent shall notify the Issuing Bank and the Issuing Bank shall amend such Letter of Credit to reflect such extended Stated Expiration Date. Each Bank will use its best efforts to promptly respond to any such request, provided that no Bank's failure to so respond shall create any claim against it or have the effect of extending the Stated Expiration Date of such Letter of Credit.

            (c) In General. Each Letter of Credit may be extended in the manner set forth herein an unlimited number of times.

      2.8.  Reimbursement Obligations Absolute

            (a) The reimbursement obligations of the Applicant and each Co-Applicant, if any, in respect of a Letter of Credit shall be absolute, unconditional and ir-revocable, and shall be performed strictly in accordance with the terms of this Agreement, irrespective of any circumstances, including, without limitation, the following:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) any amendment or waiver of, or consent to departure from, all or any of the other Credit Documents;

                  (iii) the existence of any claim, set-off, defense or other right which the Applicant, any Co-Applicant, or any other Person may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Person or entity for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Agent, any Bank, any participant or assignee, or any other Person or entity, whether in connection with this Agreement, any other Credit Document or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit; or

                  (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      2.9.  No Liability of the Issuing Bank

            It is understood that in making any payment under a Letter of Credit
(i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever; and (ii) any noncompliance of the documents presented in an immaterial respect under a Letter of Credit with the terms thereof shall in each case not be deemed wilful misconduct or gross negligence of the Issuing Bank.

      2.10. Increased Costs; Capital Adequacy

            (a) If on or after the Original Effective Date the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Bank with any request or directive after such date (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Issuing Bank or any Bank or shall impose on any Bank any other condition affecting its Commitment or the term thereof or its obligation to issue or participate in Letters of Credit and the result of any of the foregoing is to increase the cost to the Issuing Bank or such Bank of issuing or maintaining the Letters of Credit or its obligations pursuant to Section 2.2, or to reduce the amount of any sum received or receivable by the Issuing Bank or such Bank under this Agreement with respect thereto, by an amount deemed by the Issuing Bank or such Bank to be material, then, within 15 days after demand by such Bank or the Issuing Bank (with a copy to the Agent), the Applicant shall pay to the Issuing Bank or such Bank such additional amount or amounts as will compensate such Bank or the Issuing Bank for such increased cost or reduction.

            (b) If any Bank or the Issuing Bank shall have determined that, after the Original Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank or the Issuing Bank (or its Parent) as a consequence of such Bank's or the Issuing Bank's obligations hereunder to a level below that which such Bank or the Issuing Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Issuing Bank to be material, then from time to time, within 15 days after demand by such Bank or the Issuing Bank (with a copy to the Agent), the Applicant shall pay to such Bank or the Issuing Bank such additional amount or amounts as will compensate such Bank or the Issuing Bank (or its Parent) for such reduction.

            (c) Each Bank or the Issuing Bank, as the case may be, will promptly notify the Applicant and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank or the Issuing Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank or the Issuing Bank may use any reasonable averaging and attribution methods.

      2.11. Withholding Tax Exemption

            At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Applicant and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Applicant and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Applicant or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Applicant and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      2.12. Agent's Records

            The Agent's records regarding the amount of each Letter of Credit, each payment by the Applicant or any Co-Applicant of reimbursement obligations in respect of Letters of Credit and other information relating to the Letters of Credit shall be presumptively correct absent manifest error.

      2.13. Use of Proceeds

            The Applicant and Co-Applicants will use the Letters of Credit only to collateralize reinsurance liabilities assumed by direct and indirect Wholly-Owned Consolidated Subsidiaries of the Applicant and otherwise for the Applicant's or Co-Applicant's general corporate purposes. Notwithstanding anything to the contrary contained in any

Credit Document, the Applicant and each Co-Applicant agrees that no part of the proceeds of any Letters of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

      2.14. Collateral

            (a) In General.

                  (i) At the option of the Applicant, a Letter of Credit may be issued as a Secured Letter of Credit or an Unsecured Letter of Credit. With respect to each Secured Letter of Credit, on or prior to the Date of Issuance thereof, the Applicant and any Co-Applicant, if applicable, shall deliver to the Agent for deposit in the Collateral Account (as defined below) Eligible Collateral, the Discounted Collateral Value of which together with the Discounted Collateral Value of all other Eligible Collateral then held in the Collateral Account shall not be less than the Letter of Credit Exposure determined with respect to all Secured Letters of Credit. In addition, upon the occurrence of an Event of Default, the Applicant and any Co-Applicant, if applicable shall immediately deliver to the Agent for deposit in the Collateral Account Eligible Collateral, the Discounted Collateral Value of which together with the Discounted Collateral Value of all other Eligible Collateral then held in the Collateral Account shall not be less than the Letter of Credit Exposure determined with respect to all Letters of Credit.

                  (ii) The Applicant hereby unconditionally agrees that at all times the Obligations attributable to Secured Letters of Credit shall be secured by Eligible Collateral, the Discounted Collateral Value of which equals or exceeds the Letter of Credit Exposure attributable to Secured Letters of Credit. In the event that the Discounted Collateral Value of the Eligible Collateral is less than such amount, the Applicant or, if applicable, the Co-Applicant(s), shall promptly (and in no event later than two Business Days) deliver to the Agent additional Eligible Collateral as shall be necessary so that the Discounted Collateral Value of all Eligible Collateral shall equal or exceed the Letter of Credit Exposure attributable to Secured Letters of Credit. In the event that the Applicant or, if applicable, the Co-Applicant(s), shall not have delivered such additional Collateral, for purposes of computing the Letter of Credit Commissions, the amount of the Unsecured Letters of Credit shall be deemed increased by the amount of such collateral insufficiency.

            (b) Collateral Account. To secure the prompt and complete payment, observance and performance of the Obligations, the Applicant and, if applicable, each Co-Applicant hereby grants to the Agent a security interest in and to all of the Applicant's or, if applicable, such Co-Applicant's right, title and interest in and to the Collateral Account and all Property, including all money and securities, at any time and from time to time on deposit therein, and all of the Proceeds (which shall include all distributions and income on and in respect of all of the foregoing and all other rights and benefits in respect thereof) of all of the foregoing, whether now owned or existing or hereafter arising or acquired (collectively, the "Collateral"). The Agent shall establish and maintain, at its offices at One Wall Street, New York, New York, or at such other offices in The City of New York as it shall designate from time to time, in the name of the Agent, and under the sole dominion and control of the Agent, one or more collateral accounts (collectively, the "Collateral Account"). To the extent that any cash is held in the Collateral Account, neither the Applicant nor any Co-Applicant shall be entitled to interest thereon. Subject to the provisions of the Credit Documents, the Agent shall hold any Treasury Securities delivered to it as Collateral and shall, upon the direction of the Applicant from time to time, invest cash on deposit in the Collateral Account in Treasury Securities, provided, however, that, any loss or expense incurred in connection with any such holding or investment shall be for the sole account of the Applicant or Co-Applicant, as the case may be.

                  (ii) All Property in the Collateral Account shall be held by the Agent as collateral for the payment and performance of all Obligations. Collateral may (A) automatically be applied by the Agent to reimburse the Issuing Bank for Letter of Credit payments and disbursements, and (B) be held for the satisfaction of the reimbursement obligations of the Applicant and Co-Applicants for the then outstanding Letter of Credit Exposure. If the Applicant is required to provide an amount of Collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Applicant within five Business Days after all Events of Default have been cured or waived. After the occurrence and during the continuation of an Event of Default, the Agent may, in accordance with the provisions of this Agreement, apply all or any portion of the Collateral held in the Collateral Account to the Obligations and shall have the power to sell any securities held therein in connection therewith.

      2.15. Replacement of Banks

            (a) If any Bank does not consent to an Extension Request pursuant to
Section 2.6 or does not consent to the extension of any Stated Expiration Date with respect to any Outstanding Letter of Credit pursuant to Section 2.7, the Applicant shall have the right, if no Default or Event of Default then exists, to replace such Bank (any such Bank being referred to herein as a "Replaced Bank") with one or more Eligible Assignee or Eligible Assignees, each of which shall be acceptable to the Agent and the Issuing Bank, and such Replaced Bank shall assign to such Eligible Assignee or Eligible Assignees who are willing to so purchase the same for such Replaced Bank, all (but not less than all) of such Replaced Bank's rights and obligations under this Agreement, provided that such Eligible Assignee or Eligible Assignees shall pay to such Replaced Bank, an amount equal to all interest, fees and other amounts owing or accrued to such Replaced Bank to the date of such assignment, but without any premium.

            (b) For each assignment, the parties shall execute and deliver to the Agent an Assignment and Acceptance Agreement. Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and the assignor Bank released from its obligations hereunder to the extent provided therein.

      2.16. Commitment Fee

            The Applicant agrees to pay to the Agent, for the account of the Banks in accordance with each Bank's Commitment Percentage, a fee (the "Commitment Fee"), during the Commitment Period, equal to 0.1875% per annum on the average daily Available Amount. The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December of each year and on the Termination Date or other date on which the Commitment shall expire or otherwise terminate, and upon each reduction of the Available Amount. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

      2.17. Letter of Credit Commissions

            The Applicant agrees to pay to the Agent, for the account of the Banks in accordance with each Bank's Commitment Percentage, commissions (the "Letter of Credit Commissions") with respect to each Letter of Credit for the period from and including the Date of Issuance thereof to and including the expiration date thereof (giving effect to any extensions, cancellations or other amendments thereto), at a rate per annum equal to the Applicable Fee Percentage per annum on the average daily amount available to be drawn under such Letter of Credit. The Letter of Credit Commissions shall be (i) calculated on the basis of a 360-day year for the actual number of days elapsed, (ii) payable quarterly in arrears on the last day of each March, June, September and December of each year and on the date that the Commitment shall expire and (iii) nonrefundable. In addition to the Letter of Credit Commissions, the Applicant agrees to pay to the Issuing Bank, for its own account, its standard fees and charges customarily charged to customers similar to the Applicant with respect to any Letter of Credit.

3.    CONDITIONS PRECEDENT

      3.1.  Conditions to Effectiveness

            The effectiveness of this Agreement and the obligation of the Issuing Bank to issue any Letter of Credit on the Restatement Effective Date or any day thereafter, and the

Banks to participate therein shall be subject to the fulfillment of the following conditions precedent:

            (a) The Agent shall have received the following, each dated as of the Restatement Effective Date (unless otherwise specified) and in sufficient copies for each Bank:

                  (i) a certificate, signed by the chief executive officer, chief financial officer or an executive vice president of the Applicant, in form and substance satisfactory to the Agent, certifying that (A) all representations and warranties of the Applicant contained in this Agreement and the other Credit Documents are true and correct as of the Restatement Effective Date, (B) no Default or Event of Default has occurred and is continuing, (C) there are no insurance regulatory proceedings pending or, to such individual's knowledge, threatened against any of the Insurance Subsidiaries in any jurisdiction that, if adversely determined, would be reasonably likely to have a Material Adverse Effect, and (D) both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, no Material Adverse Change has occurred since December 31, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, other than the Reserve Adjustment and the Special 1996 Charges;

                  (ii) a certificate of the secretary or an assistant secretary of each of the Applicant and its Material Subsidiaries, in form and substance satisfactory to the Agent, certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Applicant or such Subsidiary, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (B) that attached thereto is a true and complete copy of the bylaws of the Applicant or such Subsidiary, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate, and (C) as to the Applicant only, that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Applicant authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Applicant executing this Agreement or any of the other Credit Documents, and attaching all such copies of the documents described above;

                  (iii) a certificate of the Applicant's chief financial officer as to the financial condition of the Applicant in the form of Exhibit F;

                  (iv) a favorable opinion of Duane, Morris & Heckscher, counsel to the Applicant, addressed to Agent and the Banks, in substantially the form of Exhibit G and addressing such other matters as the Agent or any Bank may reasonably request; and

                  (v) a favorable opinion of Special Counsel, in substantially the form of Exhibit H.

            (b) The Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Applicant and its Material Subsidiaries under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (ii) as to each Material Insurance Subsidiary, a certificate of compliance as of a recent date, issued by the Insurance Regulatory Authority of its jurisdiction of legal domicile and any other jurisdiction in which such Insurance Subsidiary is reasonably likely to be commercially domiciled as defined under the laws and regulations of such jurisdiction.

            (c) All approvals, permits and consents of any Governmental Authorities (including, without limitation, all relevant Insurance Regulatory Authorities) or other Persons required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or that, in the opinion of the Agent, would otherwise be reasonably likely to have a Material Adverse Effect.

            (d) Since December 31, 1995, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, other than the Reserve Adjustment and the Special 1996 Charges, there shall not have occurred any

Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

            (e) The Agent shall have received evidence satisfactory to it that all principal, interest and other amounts outstanding with respect to the Terminating Indebtedness shall be repaid and satisfied in full and that all agreements relating thereto have been terminated and that the Revolving Credit Agreement has been declared (or contemporaneously herewith is being declared) effective.

            (f) The Agent shall have received evidence satisfactory to it that the Reserve Adjustment has been made to the relevant financial statements of MASCCO, Chestnut and the members of the PMA Group.

            (g) The Agent shall be satisfied with the actuarial review and valuation statement of, and opinion as to the adequacy of, each Insurance Subsidiary's loss and loss adjustment expense reserve positions as of December 31, 1996, with respect to the insurance business then in force, prepared and given by an independent actuarial firm satisfactory to the Agent.

            (h) The Applicant shall have paid all fees and expenses of the Agent required hereunder or under any other Credit Document to be paid on or prior to the Restatement Effective Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

            (i) The Agent shall have received Compliance Certificates together with Covenant Compliance Worksheets (prepared on a pro-forma basis after giving effect to the consummation of the transactions contemplated by the Credit Documents) satisfactory to the Agent and certified by the chief financial officer of the Applicant.

            (j) The Agent and each Bank shall have received such other documents, certificates, opinions and instruments as it shall have reasonably requested.

      3.2. Conditions for Issuance of All Letters of Credit and Extension and Increases thereof and Conditions to Effectiveness of Letters of Credit

            The obligation of the Issuing Bank to issue any Letter of Credit on a Date of Issuance and each Bank to participate therein and any increase of the face amount of any Letter of Credit or any extension of the Stated Expiration Date of any Letter of Credit is subject to the satisfaction of the following conditions precedent as of such Date of Issuance or the date of such increase or extension:

            (a) On each Date of Issuance, and on each date on which the face amount of any Letter of Credit is to be increased or the Stated Expiration Date of any Letter of Credit is to be extended, and both before and after giving effect to the Letters of Credit to be issued thereon or such increase or extension, as the case may be, (i) each of the representations and warranties contained in Section 4 and in the other Credit Documents shall be true and correct on and as of such date with the same effect as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default shall have occurred and be continuing on such date,
(c) the aggregate Letters of Credit Exposure will not exceed the Commitment, (d) the aggregate Letter of Credit Exposure with respect to Letters of Credit issued for the account of Subsidiaries of the Applicant which are not Material Insurance Subsidiaries will not exceed $10,000,000 and (e) the aggregate Letter of Credit Exposure with respect to Letters of Credit issued for the general corporate purposes of the Applicant or a Co-Applicant shall not exceed $15,000,000. Each request by the Applicant for the issuance of a Letter of Credit shall constitute a certification by the Applicant as of such date that each of the foregoing matters is true and correct in all respects.

            (b) All documents required by the provisions of the Credit Documents to be executed or delivered to the Agent on or before the applicable Date of Issuance shall have been executed and shall have been delivered at the office of the Agent set forth in Section 10.2 on or before such Date of Issuance.

            (c) With respect to the issuance of each Letter of Credit, the Agent shall have received a Letter of Credit Request duly executed by an Authorized Signatory of the Applicant and, if applicable, the Co-Applicant.

            (d) With respect to each Secured Letter of Credit, the Applicant or the Co-Applicants, as the case may be, shall have delivered Eligible Collateral to the Agent as required by Section 2.14.

4.    REPRESENTATIONS AND WARRANTIES

      In order to induce the Agent and the Banks to enter into this Agreement and the Issuing Bank to issue the Letters of Credit and the Banks to participate therein, the Applicant makes the following representations and warranties to the Agent, each Bank and the Issuing Agent:

      4.1.  Corporate Organization and Power

            Each of the Applicant and its Material Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

      4.2.  Authorization; Enforceability

            The Applicant has taken all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Restatement Effective Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery by the Applicant will constitute, the legal, valid and binding obligation of the Applicant, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

      4.3.  No Violation

            The execution, delivery and performance by the Applicant of this Agreement and each of the other Credit Documents, and compliance by it with the terms hereof and thereof, do not and will not (i) contravene any Requirement of Law applicable to the Applicant, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is subject to any restriction or encumbrance on its ability to make dividend payments or other distributions in respect of its capital stock, to make loans or advances to the Applicant or any other Subsidiary, or to transfer any of its assets or properties to the Applicant or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

      4.4.  Governmental Authorization; Permits

            (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by the Applicant of this Agreement or any of the other Credit Documents or the legality, validity or enforceability hereof or thereof.

            (b) Each of the Applicant and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties except where the failure to do so would not have a Material Adverse Effect.

            (c) Schedule 4.4 lists with respect to each Material Insurance Subsidiary, as of the Restatement Effective Date, all of the jurisdictions in which such Material Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"), and indicates the line or lines of insurance in which each such Material Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. To the knowledge of the Applicant, (i) no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) there is no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority. No Material Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 4.4, where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction.

      4.5.  Litigation

            There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Applicant, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Applicant, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect or (ii) with respect to this Agreement or any of the other Credit Documents.

      4.6.  Taxes

            Each of the Applicant and its Subsidiaries has timely filed all federal and all material state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Such returns accurately reflect in all material respects all liability for taxes of the Applicant and its Subsidiaries for the periods covered thereby. Except as set forth on Schedule 4.6, there is no ongoing audit or examination or, to the knowledge of the Applicant, other investigation by any Governmental Authority of the tax liability of the Applicant or any of its Subsidiaries; and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Applicant or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles.

      4.7.  Subsidiaries

            Schedule 4.7 sets forth a list, as of the Restatement Effective Date, of all of the Subsidiaries of the Applicant and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Applicant in each class of its capital stock and each direct owner thereof, and indicates in each case whether such Subsidiary is a Material Subsidiary.

      4.8.  Full Disclosure

            All factual information heretofore or contemporaneously furnished to the Agent or any Bank in writing by or on behalf of the Applicant or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Agent or any Bank in writing by or on behalf of the Applicant or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

      4.9.  Margin Regulations

            Neither the Applicant nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No Letter of Credit will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

      4.10. No Material Adverse Change

            Other than the Reserve Adjustment and the Special 1996 Charges, there has been no Material Adverse Change since December 31, 1995, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

      4.11. Financial Matters.

            (a) The Applicant has heretofore furnished to the Agent copies of
(i) the audited consolidated balance sheets of the Applicant and its Subsidiaries as of December 31, 1995, 1994, and 1993, and the related statements of income, stockholders' equity and cash flows for the fiscal years then ended, together with the opinion of Coopers & Lybrand, L.L.P. thereon, and (ii) the unaudited consolidated balance sheet of the Applicant and its Subsidiaries as of December 31, 1996, and the related statements of income, stockholders' equity and cash flows for the fiscal year then ended. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (subject, with respect to the unaudited financial statements, to the absence of notes required by Generally Accepted Accounting Principles and to normal year-end audit adjustments) and present fairly the financial condition of the Applicant and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Applicant and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Applicant or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

            (b) The Applicant has heretofore furnished to the Agent copies of
(i) the Annual Statements of each of the Insurance Subsidiaries as of December 31, 1996, 1995 and 1994, and for the fiscal years then ended, each as filed with the relevant Insurance Regulatory Authority (collectively, the "Historical Statutory Statements"). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with Statutory Accounting Practices (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by Statutory Accounting Practices and to normal year-end adjustments), were in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with Statutory Accounting Practices, would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

            (c) Each of the Applicant and its Material Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) will have capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) will have assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and (iii) will not intend to, and will not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

      4.12. Ownership of Properties

            Each of the Applicant and its Material Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, and
(iii) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 4.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii) and (iii) above free and clear of all Liens other than Permitted Liens.

      4.13. ERISA

            Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      4.14. Environmental Matters

            (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Applicant or any of its Subsidiaries or, to the knowledge of the Applicant, by any other Person or otherwise, in, on or under any portion of any real property, leased or owned, of the Applicant or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Applicant, any other real property at any time leased, owned or operated by the Applicant or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Applicant or any of its Subsidiaries has been or, to the knowledge of the Applicant, is presently the subject of an environmental audit, assessment or remedial action.

            (b) Except as set forth of Schedule 4.14, to the knowledge of the Applicant, (i) no portion of any real property, leased or owned, of the Applicant or any of its Subsidiaries has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility, (ii) no portion of such real property or any other real property at any time leased, owned or operated by the Applicant or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, and (iii) there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Applicant or any of its Subsidiaries.

            (c) All activities and operations of the Applicant and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Other than normal claims in the ordinary course of business pursuant to insurance policies written by an Insurance Subsidiary, neither the Applicant nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Applicant, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

      4.15. Compliance With Laws

            Each of the Applicant and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

      4.16. Regulated Industries

            Neither the Applicant nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      4.17. Insurance

            The assets, properties and business of the Applicant and its Subsidiaries are insured against such hazards and liabilities (other than normal life insurance risk), under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or material premium increase has been received by the Applicant or any of its Subsidiaries with respect to any such insurance policies, and the Applicant and each of its Subsidiaries are in substantial compliance with all conditions contained therein.

      4.18. Certain Contracts.

            Schedule 4.18 lists, as of the Restatement Effective Date, each material contract, agreement or commitment, written or oral, other than Reinsurance Agreements, to which the Applicant or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (other than insurance policies written in the ordinary course of business) and that (i) relates to employment or labor matters, (ii) involves aggregate consideration payable to or by any party thereto of $1,000,000 or more or (iii) is otherwise material to the business, condition (financial or otherwise), operations, performance or properties of the Applicant or any of its Subsidiaries, and also indicates the parties, subject matter and term thereof. As of the Restatement Effective Date, each such contract is in full force and effect, and neither the Applicant nor any of its Subsidiaries or, to the knowledge of the Applicant, any other party thereto, is in breach of or default under any such contract. As of the Restatement Effective Date, none of such other parties has any presently exercisable right to terminate any such contract nor will any such other party have any right to terminate any such contract on account of the execution, delivery and performance of the Credit Documents.

      4.19. Reinsurance Agreements

            (a) Except as set forth on Schedule F to the Annual Statements for the Insurance Subsidiaries for the fiscal year ending December 31, 1996, there are no material liabilities outstanding as of the Restatement Effective Date under any Reinsurance Agreement. Each Reinsurance Agreement is in full force and effect; none of the Insurance Subsidiaries or, to the knowledge of the Applicant, any other party thereto, is in breach of or default under any such contract; and the Applicant has no reason to believe that the financial condition of any other party to any such contract is impaired such that a default thereunder by such party could reasonably be anticipated. Each Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant Annual Statement or Quarterly Statement at the time prepared. Except as set forth on Schedule 4.19, each Person to whom any of the Insurance Subsidiaries has ceded any material liability pursuant to any Reinsurance Agreement on the Restatement Effective Date either (i) has a rating of "A-" or better by A.M. Best & Company or (ii) has provided collateral in favor of the applicable Insurance Subsidiary of the type and in an amount described in
Schedule 4.19.

            (b) As of the Restatement Effective Date, no Insurance Subsidiary is a party to any Surplus Relief Reinsurance Agreement.

      4.20. Ranking of Obligations

            So long as any of the Surviving Senior Notes remain unpaid and outstanding, the Obligations rank pari passu with the obligations of the Applicant in respect of the Surviving Senior Notes.

5.    AFFIRMATIVE COVENANTS

      The Applicant agrees that, so long as this Agreement is in effect, any reimbursement obligations (contingent or otherwise) in respect of any Letter of Credit remain outstanding and unpaid, or any other amount is owing under any Credit Document to the Issuing Bank, any Bank or the Agent:

      5.1.  GAAP Financial Statements

            The Applicant will deliver to each Bank:

                  (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the first fiscal quarter ending after the date hereof, unaudited consolidated and consolidating balance sheets of the Applicant and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows for the Applicant and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end audit adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

                  (b) As soon as available and in any event within one-hundred twenty (120) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1996, (i) an audited consolidated balance sheet of the Applicant and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, stockholders' equity and cash flows for the Applicant and its Subsidiaries for the fiscal year then ended, including the applicable notes, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, certified by the independent certified public accounting firm regularly retained by the Applicant or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Banks, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Applicant and its Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles, (ii) an unaudited consolidating balance sheet of the Applicant and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income, stockholders' equity and cash flows for the Applicant and its Subsidiaries for the fiscal year then ended, all in reasonable detail, and (iii) an unaudited balance sheet of PMA Cayman as of the end of such fiscal year and unaudited statements of income, stockholders' equity and cash flows for PMA Cayman for the fiscal year then ended, all prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis with that of the preceding fiscal year or containing disclosure to the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such fiscal year.

      5.2.  Statutory Financial Statements

            The Applicant will deliver to each Bank:

                  (a) As soon as available and in any event within forty-five
(45) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the first fiscal quarter ending after the date hereof, a Quarterly Statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices;

                  (b) As soon as available and in any event within sixty (60) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1996, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices; and

                  (c) As soon as available and in any event within one hundred twenty-one (121) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1996, a Combined Annual Statement of PMAIC and its Consolidated Affiliates as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices.

      5.3.  Other Business and Financial Information

            The Applicant will deliver to each Bank:

                  (a) Concurrently with each delivery of the financial statements described in Sections 5.1 and 5.2, a Compliance Certificate in the form of Exhibit E-1 (in the case of the financial statements described in Section 5.1) or Exhibit E-2 (in the case of the financial statements described in Section 5.2) with respect to the period covered by the financial statements then being delivered, executed by the chief financial officer of the Applicant (or a vice president of the Applicant having significant responsibility for financial matters), together, in the case of the financial statements described in Section 5.1, with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.1 and 6.2 as of the last day of the period covered by such financial statements, and in the case of the financial statements described in Section 5.2, with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.3 and 6.4 as of the last day of the period covered by such financial statements;

                  (b) Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1996, a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable insurance laws of such Insurance Subsidiary's jurisdiction of domicile;

                  (c) Promptly upon the sending or filing thereof, copies of any "internal control" letter filed by on behalf of the Applicant or any of its Subsidiaries with any Insurance Regulatory Authority;

                  (d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Applicant or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses that the Applicant or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, (iii) all significant reports on examination or similar significant reports, financial examination reports or market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business, and
(iv) all significant filings made under applicable state insurance holding company acts by the Applicant or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates;

                  (e) Promptly upon (and in any event within three (3) Business Days after) an officer of the Applicant obtaining knowledge thereof, written notice of any of the following:

                        (i) the occurrence of any Default or Event of Default, together with a written statement of the chief executive officer or chief financial officer of the Applicant specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Applicant has taken and proposes to take with respect thereto;

                        (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Applicant or any of its Subsidiaries, including any such investigation or proceeding by any Insurance Regulatory Authority or other Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 4.5 or this Section 5.3(e)(ii);

                        (iii) the receipt by the Applicant or any of its Subsidiaries from any Insurance Regulatory Authority or other Governmental Authority of (i) any notice asserting any failure by the Applicant or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Applicant or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (ii) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Applicant or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

                        (iv) the occurrence of any of the following, together with a reasonably detailed description thereof and copies of any filings, communications, reports or other information relating thereto made available to the Applicant or any of its Subsidiaries: (A) the assertion of any Environmental Claim against or affecting the Applicant, any of its Subsidiaries or any of their respective real property, leased or owned; (B) the receipt by the Applicant or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws by the Applicant or any of its Subsidiaries; or (C) the taking of any remedial action by the Applicant, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Applicant or any of its Subsidiaries; but in each case under clauses (A), (B) and (C) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect;

                        (v) the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Insurance Subsidiary that would be reasonably likely to have a Material Adverse Effect;

                        (vi) if and when any member of the ERISA Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Applicant setting forth details as to such occurrence and action, if any, which the Applicant or applicable member of the ERISA Group is required or proposes to take; and

                        (vii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of the chief executive officer or chief financial officer of the Applicant setting forth the nature and period of existence thereof and the action that the Applicant has taken and proposes to take with respect thereto;

                  (f) Promptly, notice of (i) the occurrence of any material amendment or modification to any Reinsurance Agreement (whether entered into before or after the Restatement Effective Date), including any such agreements that are in a runoff mode on the Restatement Effective Date, which amendment or modification would be reasonably likely to have a Material Adverse Effect, or
(ii) the receipt by the Applicant or any of its Subsidiaries of any written notice of any denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which it is a party which would be reasonably likely to have a Material Adverse Effect;

                  (g) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Applicant or any of its Subsidiaries (including, without limitation, financial, actuarial and other information with respect to Reinsurance Agreements) as the Agent or any Bank may from time to time reasonably request; and

                  (h) Upon the request of the Agent at the direction of the Required Banks (which absent a showing of good cause shall not be more often than one time during any twelve-month period), at the Applicant's expense, deliver to each Bank within sixty (60) days of such request an actuarial review of the liabilities and other items of each Insurance Subsidiary prepared by an actuary or a firm of actuaries reasonably acceptable to the Agent, such actuarial review to be in form and substance reasonably acceptable to the Required Banks.

      5.4.  Corporate Existence; Franchises; Maintenance of Properties

            The Applicant will, and will cause each of its Subsidiaries to, maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 7.1. The Applicant will, and will cause each of its Subsidiaries to, (i) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

      5.5.  Compliance with Laws

            The Applicant will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

      5.6.  Payment of Obligations

            The Applicant will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Applicant or any of its Subsidiaries; provided, however, that neither the Applicant nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Applicant or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles.

      5.7.  Insurance

            The Applicant will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities (other than normal life insurance risk), of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

      5.8.  Maintenance of Books and Records; Inspection

            The Applicant will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with Generally Accepted Accounting Principles or Statutory Accounting Practices, as applicable, and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Agent or any Bank, at the Agent's or Bank's expense (except as provided in Section 10.1), to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, with the prior consent of the Applicant (such consent not to be unreasonably withheld), the independent public accountants of the Applicant and its Subsidiaries (and by this provision the Applicant authorizes such accountants to discuss the finances of the Applicant and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

      5.9.  Dividends

            The Applicant will take all action necessary to cause its Subsidiaries to make such dividends, distributions or other payments to the Applicant as shall be necessary for the Applicant to make payments of the Obligations. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to the Applicant, or for the Applicant to make any such principal or interest payments, the Applicant will forthwith exercise its best efforts and take all actions permitted by law and necessary to obtain such approval.

      5.10. Ownership of Insurance Subsidiaries

            The Applicant will cause each of its Insurance Subsidiaries to remain at all times a Wholly Owned Subsidiary of the Applicant, except as expressly permitted otherwise by Section 7.1.

      5.11. Extinguishment of Senior Note Indebtedness

            The Applicant, on or before June 30, 1997, will cause the Surviving Senior Note Indebtedness, including all fees and interest accrued thereon, to be extinguished and paid in full and the Surviving Senior Notes to be cancelled.

      5.12. Further Assurances

            The Applicant will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Banks to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agent and the Banks under this Agreement and the other Credit Documents.

6.    FINANCIAL COVENANTS

      The Applicant agrees that, so long as this Agreement is in effect, any reimbursement obligations (contingent or otherwise) in respect of any Letter of Credit remain outstanding and unpaid, or any other amount is owing under any Credit Document to the Issuing Bank, any Bank or the Agent:

      6.1.  Capitalization Ratio

            The Applicant will not permit the Capitalization Ratio to be greater than 0.35 to 1.0 as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1996.

      6.2.  Cash Coverage Ratio

            The Applicant will not permit the Cash Coverage Ratio to be less than (i) with respect to any four fiscal quarter period ending on or after December 31, 1996 or ending on or before December 31, 1999, 2.50 to 1.0, and
(ii) with respect to any four fiscal quarter period ending thereafter, 2.75 to 1.0.

      6.3.  Statutory Surplus

            The Applicant will cause the Consolidated Statutory Surplus of the Insurance Subsidiaries to be not less than $450,000,000 at all times from and after the Restatement Effective Date.

      6.4.  Risk-Based Capital

            The Applicant will not permit "total adjusted capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")) of the following Insurance Subsidiaries to be less than the percentages set forth below, as of the dates set forth below, of the applicable "Company Action Level RBC" (within the meaning of the Model Act):

            (i) with respect to PMA Re, as of the last day of any fiscal year, beginning with the fiscal year ending December 31, 1996, not less than 150%;

            (ii) with respect to any other Insurance Subsidiary (other than an Insurance Subsidiary not required by the relevant Insurance Regulatory Authority to meet any RBC requirements), not less than (w) as of December 31, 1996, 100% (x) as of December 31, 1997, 110%, and (y) as of December 31, 1998, 115%, and (z) as of December 31, 1999 and the last day of any fiscal year thereafter, 120%.

7.    NEGATIVE COVENANTS

      The Applicant agrees that, so long as this Agreement is in effect, any reimbursement obligations (contingent or otherwise) in respect of any Letter of Credit remain outstanding and unpaid, or any other amount is owing under any Credit Document to the Issuing Bank, any Bank or the Agent:

      7.1.  Merger; Consolidation; Disposition of Assets

            The Applicant will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, enter into any consolidation, merger or other combination, or sell, assign, lease, convey, transfer, assumption reinsure or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties outside of the ordinary course of its business, or agree to do any of the foregoing; provided, however, that:

            (i) any Subsidiary may merge or consolidate with, or sell or otherwise dispose of assets to, another Subsidiary or the Applicant so long as (y) the surviving or transferee corporation is the Applicant or a Wholly Owned Subsidiary and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

            (ii) the Applicant and its Subsidiaries may sell or exchange used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment or (z) such equipment is no longer necessary for the operations of the Applicant or its applicable Subsidiary in the ordinary course of business; and

            (iii) the Applicant and its Subsidiaries may sell (y) the capital stock or all or any portion of the assets, business or properties of a Subsidiary that is not a Material Subsidiary, and (z) any asset or group of assets constituting less than (A) in any single transaction or series or related transactions, ten percent (10%) of Consolidated Statutory Surplus as of the last day of the fiscal quarter ending on or immediately prior to the date of such sale, and (B) during the term of this Agreement, in the aggregate with all such other sales pursuant to this clause (iii), thirty percent (30%) of Consolidated Statutory Surplus as of the end of the immediately preceding fiscal year.

      7.2.  Indebtedness

            The Applicant will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist, any Indebtedness other than:

            (i) Indebtedness under the Revolving Credit Agreement and any other Credit Document (as therein defined), provided the aggregate principal amount thereof does not exceed $250,000,000;

            (ii) accrued expenses, current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

            (iii) Indebtedness of any Wholly Owned Subsidiary of the Applicant to the Applicant or to another Wholly Owned Subsidiary;

            (iv) Indebtedness due under the Credit Documents;

            (v) subject to Section 5.11, the Surviving Senior Note Indebtedness;

            (vi) the Terminating Indebtedness but only until the initial borrowing under the Revolving Credit Agreement shall have occurred;

            (vii) Indebtedness existing on the Restatement Effective Date as set forth on Schedule 7.2;

            (viii) Indebtedness in respect of any Hedge Agreement covering a notional principal amount not in excess of the amount of the aggregate Commitments; and

            (ix) Indebtedness (other than Indebtedness specified in clauses (i) through (viii) above) in the aggregate principal amount outstanding not exceeding $10,000,000 at any time and constituting (y) unsecured Indebtedness of the Applicant or (z) reimbursement obligations under letters of credit (whether or not drawn or matured and in the stated amount thereof) issued on behalf of an Insurance Subsidiary in the ordinary course of such Insurance Subsidiary's business.

      7.3.  Liens

            The Applicant will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

            (i) Liens (y) in existence on the Restatement Effective Date and set forth on Schedule 7.3 and (z) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Lien provided that such Indebtedness is not increased and is not secured by any additional assets;

            (ii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

            (iii) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 8.1(k)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

            (iv) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

            (v) Liens in connection with pledges and deposits made pursuant to statutory and regulatory requirements of Insurance Regulatory Authorities by an Insurance Subsidiary in the ordinary course of its business, for the purpose of securing regulatory capital or satisfying other financial responsibility requirements;

            (vi) with respect to any real property occupied by the Applicant or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

            (vii) Liens in favor of the Agent and the Banks hereunder; and

            (viii) Liens (other than Liens specified in clauses (i) through (vii) above) securing obligations in the aggregate principal amount not exceeding, at any time, the greater of (y) five percent (5%) of Consolidated Net Worth as of the end of the immediately preceding fiscal year or (z) $20,000,000.

      7.4.  Investments; Acquisitions

            The Applicant will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person, or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, if, immediately after any such Investment, the amount of the cash, Cash Equivalents and Investment Grade Securities owned by the Applicant and its Subsidiaries, on a consolidated basis, would be less than eighty-five percent (85%) of the total Invested Assets of the Applicant and its Subsidiaries determined as of the end of the most recent fiscal quarter.

      7.5.  Restricted Payments

            (a) The Applicant will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, except that:

                  (i) each Wholly Owned Subsidiary may declare and make dividend payments or other distributions to the Applicant or another Wholly Owned Subsidiary to the extent permitted under applicable Requirements of Law and, as to the Insurance Subsidiaries, by each relevant Insurance Regulatory Authority; and

                  (ii) the Applicant may declare and make dividend payments or other distributions, and may purchase, redeem, retire or otherwise acquire shares of its capital stock, in cash or in-kind, in each case provided that, immediately after giving effect thereto, no Default or Event of Default would exist.

            (b) The Applicant will not, and will not permit or cause any of its Subsidiaries to, other than with respect to the Surviving Senior Note Indebtedness and the Terminating Indebtedness, make (or give any notice in respect of) any voluntary or optional payment or prepayment on any Indebtedness or, directly or indirectly, make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

      7.6.  Transactions with Affiliates

            The Applicant will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction with any officer, director, stockholder or other Affiliate of the Applicant or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Applicant or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

                  (i) transactions described on Schedule 7.6 or otherwise expressly permitted hereunder; and

                  (ii) the payment by the Applicant of reasonable and customary fees to members of its board of directors.

      7.7.  Certain Amendments

            The Applicant will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Indebtedness, including, without limitation, the Revolving Credit Agreement and the Surviving Senior Notes, or (ii) amend or modify its articles or certificate of incorporation or bylaws, in each case under clauses (i) and (ii) other than any amendments or modifications that could not reasonably be expected to affect the Banks adversely.

      7.8.  Lines of Business

            The Applicant will not, and will not permit or cause any of its Subsidiaries to, engage to any substantial degree in any business other than the lines of property and casualty insurance business and other businesses engaged in by the Applicant and its Subsidiaries on the date hereof or a business reasonably related thereto.

      7.9.  Limitation on Certain Restrictions

            The Applicant will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Applicant and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or the Revolving Credit Agreement and the Credit Documents (as therein defined), (ii) the ability of the Applicant or any Subsidiary to grant, assume or permit to exist any Lien upon any of its assets or properties as security, directly or indirectly, for the Obligations, other than the restrictions set forth in the Credit Documents or the Revolving Credit Agreement and the Credit Documents (as therein defined), or (iii) the ability of any Subsidiary of the Applicant to make any dividend payments or other distributions in respect of its capital stock, to make loans or advances to the Applicant or any other Subsidiary, or to transfer any of its assets or properties to the Applicant or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

      7.10. Fiscal Year

            The Applicant will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31 unless (i) the Applicant shall have given the Banks written notice of its intention to change such ending date at least sixty (60) days prior to the effective date thereof and (ii) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Required Banks, to reflect the new fiscal year ending date.

      7.11. Accounting Changes

            The Applicant will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by Generally Accepted Accounting Principles or Statutory Accounting Practices, as applicable, and any change to an accounting principle that can be demonstrated by the Applicant to be "preferable" in accordance with Statements on Auditing Standards No. 58 as promulgated by the Auditing Standards Board.

      7.12. Reinsurance Agreements

            The Applicant will not, and will not permit or cause any of its Insurance Subsidiaries to, (i) except for the Reinsurance Agreements existing on the Restatement Effective Date with the reinsurers set forth on Schedule 4.19, be or become a party to any Reinsurance Agreement (whether in effect as of the Restatement Effective Date or at any time thereafter) with any reinsurer not rated "A-" or better by A.M. Best & Company unless such reinsurer has either (x) provided a letter of credit issued by a United States bank having a long term senior debt rating of A or better by Standard & Poor's Ratings Group and Moody's Investors Services, Inc., in favor of the Applicant or the applicable Insurance Subsidiary in an amount equal to or greater than the obligations transferred pursuant to such Reinsurance Agreement, (y) placed the assets transferred by the Insurance Subsidiary pursuant to such Reinsurance Agreement in a trust with a fiduciary and under terms, including investment restrictions consistent with this Agreement, satisfactory to the Agent, or (z) otherwise provided collateral in favor of the Applicant or the applicable Insurance Subsidiary in form and amount satisfactory to the Required Banks, (ii) enter into any Reinsurance Agreements, or make any amendment or modification to or waiver of any Reinsurance Agreements, that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, or (iii) be or become a party to any Surplus Relief Reinsurance Agreement if the increase in Consolidated Statutory Surplus as a result of or arising from such Surplus Relief Reinsurance Agreement, when added to the increase in Consolidated Statutory Surplus as a result of or arising from all other Surplus Relief Reinsurance Agreements theretofore entered into by any Insurance Subsidiary, net of any surplus relief recaptured in respect of such Surplus Relief Reinsurance Agreements, exceeds the lesser of (y) ten percent (10%) of Consolidated Statutory Surplus as of the most recent fiscal year end, or (z) $45,000,000.

8.    DEFAULT

      8.1.  Events of Default

            The following shall each constitute an "Event of Default" hereunder:

                  (a) The failure of the Applicant or any Co-Applicant to pay any reimbursement obligations in respect of any Letter of Credit within two Business Days after demand; or

                  (b) The failure of the Applicant or any Co-Applicant to pay any interest or any other fees or expenses payable under any Credit Document or otherwise to the Agent with respect to the credit facilities established hereunder within three Business Days of the date when due and payable; or

                  (c) The issuance of any Letter of Credit for a purpose inconsistent with or in violation of Section 2.1(b) or the use of the proceeds of any Letter of Credit in a manner inconsistent with or in violation of Section 2.13; or

                  (d) the Applicant shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 5.3, 5.4(i), or 5.11, Section 6 or Section 7; or

                  (e) The Applicant, any Co-Applicant or any of the Applicant's Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in clauses (a), (b), (c), or (d) above), and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period after the Applicant acquires knowledge thereof of (i) five (5) days with respect to covenants set forth in Sections 5.1 or 5.2 or (ii) thirty (30) days with respect to any other condition, covenant or agreement; or

                  (f) Any representation, warranty, certification or statement made by the Applicant or any Co-Applicant in this Agreement or in any Credit Document or any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

                  (g) The Applicant or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000; or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or

                  (h) The Applicant or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing; or

                  (i) Any involuntary petition or case shall be filed or commenced against the Applicant or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or

                  (j) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $1,000,000 (other than a liability of an Insurance Subsidiary under an insurance contract written in the ordinary course of business) shall be entered or filed against the Applicant or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days; or

                  (k) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000; or

                  (l) Any Insurance Regulatory Authority or other Governmental Authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of any Insurance Subsidiary, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or

                  (m) Any one or more licenses, permits, accreditations or authorizations of the Applicant or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Applicant or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or

                  (n) Any of the following shall occur: (i) any Person, including, without limitation, any individual member of the Management Group, or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Applicant representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Applicant ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, provided, however, The PMA Foundation, a Pennsylvania non-profit corporation, may become the beneficial owner of securities of the Applicant representing fifty percent (50%) or less of the combined voting power of the then outstanding securities of the Applicant so long as it remains a non-profit corporation that has no members with voting rights and the Management Group collectively may become the beneficial owner of securities of the Applicant representing fifty percent (50%) or less of the combined voting power of the then outstanding securities of the Applicant, or (ii) the Board of Directors of the Applicant shall cease to consist of a majority of the individuals who constituted the Board of Directors of the Applicant as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the

Board of Directors of the Applicant as of the date hereof (or their replacements approved as herein required).

            Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (h) or (i) above, the Commitment shall immediately and automatically terminate and any reimbursement obligations owing or contingently owing in respect of all Outstanding Letters of Credit and all other amounts owing under the Credit Documents shall immediately become due and payable, and if not previously deposited, the Applicant shall forthwith deposit pursuant to
Section 2.14 Eligible Collateral with a Discounted Collateral Value which, together with the Discounted Collateral Value of all other Eligible Collateral then held in the Collateral Account, shall not be less than the Letter of Credit Exposure with and under the exclusive control of the Agent, and the Agent may, and, upon the direction of the Required Banks shall, exercise any and all remedies and other rights provided in the Credit Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, and upon the direction of the Required Banks shall, by notice to the Applicant, declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate, and (ii) with the consent of the Required Banks, the Agent may, and upon the direction of the Required Banks shall, by notice of default to the Applicant, declare any reimbursement obligations owing or contingently owing in respect of all Outstanding Letters of Credit and all other amounts owing under the Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and if not previously deposited, the Applicant shall forthwith deposit pursuant to Section
2.14 Eligible Collateral with a Discounted Collateral Value which, together with the Discounted Collateral Value of all other Eligible Collateral then held in the Collateral Account, shall not be less than to the Letter of Credit Exposure with and under the exclusive control of the Agent, and the Agent may, and upon the direction of the Required Banks shall, exercise any and all remedies and other rights provided pursuant to the Credit Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Each Credit Party hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Credit Document.

            Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Agent may and, at the direction of Required Banks, shall (i) exercise any and all rights and remedies granted to a secured party by the Uniform Commercial Code in effect in the State of New York or otherwise allowed at law, and otherwise provided by this Agreement, and (i) dispose of the Collateral consisting of Treasury Securities as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and the Applicant and each Co-Applicant agrees that, without limitation, the following are each commercially reasonable: (A) the Agent shall not in any event be required to give more than 5 days' prior notice to the Applicant or any Co-Applicant of any such disposition, (B) any place within the City of New York may be designated by the Agent for disposition, and (C) the Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            In the event that the Commitment shall have been terminated pursuant to the provisions of this Section, any funds received by the Agent and the Banks from or on behalf of the Applicant and/or any Co-Applicant shall, in the event that any Letters of Credit remain outstanding, either be held by the Agent or applied by the Agent in liquidation of the obligations of the Applicant and the Co-Applicants under the Credit Documents in the Agent's discretion. Any such funds to be applied by the Agent and the Banks in liquidation of the obligations of the Applicant and the Co-Applicants under the Credit Documents shall be applied (i) first, to reimburse the Agent and the Banks for any expenses due from the Applicant and/or any Co-Applicant, pursuant to the provisions of
Section 10.5; (ii) second, to the payment of the accrued and unpaid Commitment Fees, Letter of Credit Commissions and all other fees, expenses and amounts due under the Credit Documents (other than the reimbursement obligations); (iii) third, to the payment of interest due on the reimbursement obligations, on a pro rata basis; (iv) fourth, to the payment of the reimbursement obligations, on a pro rata basis; and (v) fifth, to the payment of any other amounts owing to the Agent and the Banks under any Credit Document.

9.    THE AGENT

      9.1.  Appointment

            Each Bank and the Issuing Bank hereby irrevocably designates and appoints BNY as Agent hereunder and under the other Credit Documents and each such Bank and the Issuing Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Credit Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with any Bank or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against the Agent.

      9.2.  Delegation of Duties

            The Agent may execute any of its duties under the Credit Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

      9.3.  Exculpatory Provisions

            Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or their own gross negligence or willful misconduct, including gross negligence or willful misconduct in selecting a Person to whom duties are delegated pursuant to
Section 9.2), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to any Bank or the Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Credit Documents, or to inspect the properties, books or records of any Credit Party. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to any Credit Party or any other Person as a consequence of any failure or delay in performance, or any breach, by any Bank or the Issuing Bank of any of its obligations under any of the Credit Documents.

      9.4.  Reliance by Agent

            The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agent may treat each Bank and the Issuing Bank, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Bank or Issuing Bank hereunder until written notice of transfer, signed by such Bank or Issuing Bank (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance sat-isfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of the Credit Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Credit Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request or direction of the Required Banks, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Banks, including all future Banks and the Issuing Bank.

      9.5.  Notice of Default

            The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from the Issuing Bank, a Bank or the Applicant or any Co-Applicant. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Issuing Bank, the Banks and the Applicant. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Banks.

      9.6.  Non-Reliance on Agent and Other Banks

            Each Bank and the Issuing Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Bank or the Issuing Bank. Each Bank and the Issuing Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank or the Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to enter into this Agreement. Each Bank and the Issuing Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Credit Document, and to make such in-vestigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank or the Issuing Bank with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      9.7.  Indemnification

            Each Bank agrees to indemnify and reimburse the Agent in its capacity as such (to the extent not promptly reimbursed by the Applicant or any Co-Applicant and without limiting the obligation of any Credit Party to do so), in the amount of its pro rata share (based on its Commitment Percentage hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Banks (through the Agent) by the Applicant or any Co-Applicant pursuant to the terms of the Credit Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Credit Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting primarily from the finally adjudicated gross negligence or willful misconduct of the Agent (or any final settlement in which the Agent admits being guilty of gross negligence or willful misconduct). Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Applicant under Section 10.5, to the extent that the Agent has not been paid such fees or has not be reimbursed for such costs and expenses, by the Applicant or any other Credit Party. The failure of any Bank to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be by the Banks to the Agent as provided in this Section shall not relieve any other Bank of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Bank shall be responsible for the failure of another Bank to reimburse the Agent for such other Bank's pro rata share of such amount. The agreements in this Section shall survive the payment of all amounts payable under the Credit Documents.

      9.8.  Agent in Its Individual Capacity

            The Agent and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, any Credit Party as though the Agent were not Agent hereunder. With respect to its commitment and participation as Bank with respect to Letters of Credit, the Agent, in its individual capacity and not as Agent, shall have the same rights and powers under the Credit Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall in each case include the Agent in its individual capacity and not as Agent.

      9.9.  Successor Agent

            If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Banks and the Issuing Bank a written notice of its resignation as Agent under the Credit Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Credit Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Banks shall have the right to appoint from among the Banks a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Credit Documents shall be terminated. The Applicant, Co-Applicant, Issuing Bank and the Banks shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents. If at any time there shall not be a duly appointed and acting Agent, the Applicant agrees to make each payment due under the Credit Documents directly to the Issuing Bank and the Banks entitled thereto during such time.

      9.10. Co-Agent

            The Co-Agent shall have no duties or obligations under the Credit Documents in its capacity as Co-Agent. The Co-Agent in such capacity shall be entitled to the same protections, indemnities and rights, and subject to the same standards with respect to their actions, inactions and duties, as the Agent.

10.   OTHER PROVISIONS

      10.1. Amendments and Waivers

            With the written consent of the Required Banks, the Agent and the appropriate Credit Parties may, from time to time, enter into written amendments, supplements or modifications of the Credit Documents and, with the consent of the Required Banks, the Agent on behalf of the Banks may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Credit Documents or any Default or Event of Default and its consequences; provided, however, that:

            (a) no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Banks, (i) increase the Commitment Percentage of any Bank or the Commitment, (ii) extend the Termination Date (except as provided in Section 2.6) or, subject to Section 2.5, the Stated Expiration Date of any Letter of Credit, (iii) reduce interest, any fees or other amounts payable hereunder, (iv) postpone any date fixed for payment of reimbursement obligations, interest or any fees or other amounts payable hereunder, (v) change the provisions of Sections 2.11, 2.12, 10.1 or 10.6(a),
(vi) increase the sublimit applicable to Letters of Credit issued at the request of Subsidiaries of the Applicant which are not Material Insurance Subsidiaries,
(vii) change the definition of Required Banks or (viii) release any Collateral after the occurrence and during the continuance of an Event of Default;

            (b) without the written consent of the Issuing Bank, no such amendment, supplement, modification or waiver shall change the Commitment, change the amount or the time of payment of the Letter of Credit Commissions or change any other term or provision which relates to the Commitment or the Letters of Credit; and

            (c) without the written consent of the Agent, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of
Section 10 or otherwise change any of the rights or obligations of the Agent hereunder or under the Credit Documents.

            Any such amendment, supplement, modification or waiver shall apply equally to each of the Banks and shall be binding upon the parties to the applicable Credit Document, the Banks, the Agent, the Issuing Bank and all future Banks. In the case of any waiver, the parties to the applicable Credit Document, the Banks and the Agent shall be restored to their former position and rights hereunder and under the other Credit Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Credit Documents may not be amended orally or by any course of conduct.

      10.2. Notices

            All notices, requests and demands to or upon the respective parties to the Credit Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage or, in the case of notice by facsimile, when sent, addressed as follows in the case of the Applicant, the Issuing Bank, the Agent and to the address of a Bank designated as such on Schedule 10.2 hereto and to the address of a Credit Party set forth in a Credit Document, or to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto:

            The Applicant:

            Pennsylvania Manufacturers Corporation
            Mellon Bank Center
            1735 Market Street
            Philadelphia, Pennsylvania 19103-7590
            Attention: Francis W. McDonnell,
                       Senior Vice President and
                       Chief Financial Officer
            Telephone: (215) 665-5070
            Facsimile: (215) 665-5099

      The Agent:

            The Bank of New York
            One Wall Street
            Agency Function Administration
            18th Floor
            New York, New York 10286
            Attention: Ramona Washington
            Telephone: (212) 635-4699
            Facsimile: (212) 635-6365 or 6366 or 6367

            The Issuing Bank:

            The Bank of New York
            101 Barclay Street
            New York, New York 10286
            Attention: Manager,
                       Standby Letter of Credit Department
            Telephone: (212) 815-4346
            Facsimile: (212) 349-3955,

            with a copy to in the case of notices to the Agent or the Issuing Bank:

            The Bank of New York
            One Wall Street
            17th Floor
            New York, New York  10286
            Attention: Lizanne T. Eberle
                       Vice President
                       Telephone: (212) 635-6475
                       Facsimile: (212) 809-9520,

except that any notice, request or demand by the Applicant to or upon the Agent, the Issuing Bank or the Banks pursuant to Sections 2.1, 2.5 or 2.6 shall not be effective until received, and any notice of payment or demand for payment under
Section 2.1(c) shall not be effective until received at the facsimile number designated above for the Applicant. Any party to a Credit Document may rely on signatures of the parties thereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

      10.3. No Waiver; Cumulative Remedies

            No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank or any Bank, any right, remedy, power or privilege under any Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Credit Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.4. Survival of Representations and Warranties

            All representations and warranties made under the Credit Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Credit Documents.

      10.5. Payment of Expenses and Taxes

            The Applicant agrees, promptly upon presentation of a statement or invoice therefor, and whether any Letter of Credit is issued (i) to pay or reimburse the Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with (A) the development, preparation and execution of, the Credit Documents and any amendment, supplement or modification thereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including syndication, and (B) any costs incurred in connection with any confirmation of any Letters of Credit and, including, in each case without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Agent or the Issuing Bank for the cost of any confirmation of any Letter of Credit, (iii) to pay or reimburse the Agent, the Issuing Bank and the Banks for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Credit Parties under any of the Credit Documents, (B) the enforcement of this Section,
(iv) to pay, indemnify, and hold each Bank, the Issuing Bank and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (v) to pay, indemnify and hold each Bank, the Issuing Bank and the Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Credit Documents, the use of the proceeds of the Letter of Credit (all the foregoing, collectively, the "indemnified liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Applicant agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Applicant shall have no obligation hereunder to pay indemnified liabilities to the Agent, the Issuing Bank or any Bank arising from the finally adjudicated gross negligence or willful misconduct of the Agent, the Issuing Bank or such Bank or claims between one indemnified party and another indemnified party (or any final settlement in which the Agent, the Issuing Bank, or such Bank admits being guilty of gross negligence or willful misconduct). The agreements in this Section shall survive the termination of the Commitment and the payment of all amounts payable under the Credit Documents.

      10.6. Assignments and Participations

            (a) The Credit Documents shall be binding upon and inure to the benefit of the Applicant, the Co-Applicants, the Banks, the Issuing Bank, the Agent, all future Banks and their respective successors and assigns, except that no Credit Party may assign, delegate or transfer any of its rights or obligations under the Credit Documents without the prior written consent of the Agent and each Bank.

            (b) Each Bank shall have the right at any time, upon written notice to the Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of such Bank's rights under the Credit Documents to one or more of its affiliates which would otherwise be Eligible Assignees, to one or more of the other Banks (or to affiliates of such other Banks which would be an Eligible Assignee) or, with the prior written consent of the Applicant, the Issuing Bank and the Agent (which consent shall not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of such Bank's rights and obligations under the Credit Documents to any other bank, insurance company, pension fund, mutual fund or other financial institution which meets the criteria of Eligible Assignee, provided that (i) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations to affiliates of such Bank) shall be in a minimum amount of $5,000,000, provided that the assigning Bank retains a Commitment amount of at least $5,000,000 following such assignment, and (ii) there shall be paid to the Agent by the assigning Bank a fee (the "Assignment Fee") of $3,000. A Bank may sell, assign, transfer or negotiate such Bank's rights and obligations under the Credit Documents without regard to the required minimum retention referred to in clause (i) of the preceding sentence with the consent of the Applicant and the Agent. For each assignment, the parties to such assignment shall execute and deliver to the Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Bank thereunder shall be released from its obligations under the Credit Documents. Upon any such sale, assignment or other transfer, the Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Agent and a new Exhibit A shall be distributed by the Agent to the Applicant and each Bank.

            (c) Each Bank may grant participations in all or any part of its Commitment Percentage to one or more banks, insurance companies (other than property and casualty insurance companies), financial institutions, pension funds or mutual funds, provided that (i) such Bank's obligations under the Credit Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties to the Credit

Documents for the performance of such obligations, (iii) the Applicant, the Issuing Bank, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Credit Documents, (v) no sub-participations shall be permitted and
(vi) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce interest, any fees or other amounts payable hereunder, or (C) postpone any date fixed for the payment of reimbursement obligations, interest or any fees or other amounts payable hereunder. The Applicant acknowledges and agrees that any such participant shall for purposes of Sections 2.11 and 2.12 be deemed to be a "Bank"; provided, however, the Applicant shall not, at any time, be obligated to pay any participant in any interest of any Bank hereunder any sum in excess of the sum which the Applicant would have been obligated to pay to such Bank in respect of such interest had such Bank not sold such participation.

            (d) No Bank shall, as between and among the Applicant, any Co-Applicant, the Issuing Bank, the Agent and such Bank, be relieved of any of its obligations under the Credit Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Commitment Percentage, except that a Bank shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of any part of its Commitment Percentage.

            (e) Notwithstanding anything to the contrary contained in this Section, any Bank may at any time or from time to time assign all or any portion of its rights under the Credit Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

            (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Applicant and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Banks under Section 10.20.

      10.7. Counterparts

            Each Credit Document may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Credit Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Credit Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Credit Document transmitted by facsimile shall be deemed to be an originally executed counterpart. A set of the copies of the Credit Documents signed by all the parties thereto shall be deposited with each of the Applicant and the Agent. Any party to a Credit Document may rely upon the signatures of any other party thereto which are transmitted by facsimile or other electronic means to the same extent as if originally signed.

      10.8. Adjustments; Set-off

            (a) If any Bank (a "Benefited Bank") shall at any time receive any payment or collateral in respect of the Obligations in excess of its pro rata share (based on its Commitment Percentage) (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(h) or (i), or otherwise), such Benefited Bank shall purchase from each of the other Banks such portion of each such other Bank's participation in the Obligations, and shall provide each of such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Applicant and Co-Applicants agree that each Bank so purchasing a portion of another Bank's percentage of Obligations may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Bank were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Banks provided by law, upon the occurrence of and during the continuance of an Event of Default, under Section 8.1(a) or (b), each Bank shall have the right, without prior notice to the Applicant, any such notice being expressly waived by each Credit Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether contingent, matured or unmatured, of such Credit Party to such Bank, any amount owing from such Bank to such Credit Party, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Bank against such Credit Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each

Bank agrees promptly to notify the applicable Credit Party, the Issuing Bank and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

      10.9. Construction

            Each Credit Party represents that it has been represented by counsel in connection with the Credit Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the draftsman shall be inapplicable.

      10.10. Indemnity

            The Applicant agrees to indemnify and hold harmless the Agent, the Issuing Bank and each Bank and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability, claim, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by any Credit Party in any document or schedule executed or filed with any governmental body, agency or authority, by or on behalf of any Credit Party; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; or
(iii) any acts, practices or omissions or alleged acts, practices or omissions of any Credit Party or its agents relating to the use of the proceeds of any or all Letters of Credit made by the Applicant which are alleged to be in violation of Section 2.13, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Applicant and/or Co-Applicant to each Indemnified Person under the Credit Documents or at common law or otherwise, and shall survive any termination of the Credit Documents, the expiration of the Commitment and the payment of all obligations of the Applicant and Co-Applicants under the Credit Documents, provided that the Applicant shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

      10.11. Governing Law

            The Credit Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

      10.12. Headings Descriptive

            Section headings have been inserted in the Credit Documents for convenience only and shall not be construed to be a part thereof.

      10.13. Severability

            Every provision of the Credit Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

      10.14. Integration

            All exhibits to a Credit Document shall be deemed to be a part thereof. The Credit Documents embody the entire agreement and understanding among the Credit Parties, the Agent, the Issuing Bank and the Banks with respect to the subject matter thereof and supersede all prior agreements and understandings among the Credit Parties, the Agent, the Issuing Bank and the Banks with respect to the subject matter thereof.

      10.15. Consent to Jurisdiction

            Each Credit Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Credit Documents. Each Credit Party hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

      10.16. Service of Process

            Each Credit Party hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such Credit Party set forth in or referred to in Section 10.2 or in the applicable Credit Document executed by such Credit Party. Each Credit Party hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

      10.17. No Limitation on Service or Suit

            Nothing in the Credit Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent or any Bank to serve process in any manner permitted by law or limit the right of the Agent, the Issuing Bank or any Bank to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.

      10.18. WAIVER OF TRIAL BY JURY

            THE AGENT, THE ISSUING BANK, THE BANKS AND EACH CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT, THE ISSUING BANK, OR THE BANKS, OR COUNSEL TO THE AGENT OR THE BANKS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT, THE ISSUING BANK OR THE BANKS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE AGENT, THE ISSUING BANK AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

      10.19. Confidentiality

            Each Bank agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Applicant or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Bank may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Bank, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Agent or any other Bank, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 10.6(f).

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  PENNSYLVANIA MANUFACTURERS CORPORATION



                                  By: /s/Francis W. McDonnell
                                      ---------------------------
                                  Name: Francis W. McDonnell
                                        -------------------------
                                  Title: Chief Financial Officer
                                         ------------------------


                                  THE BANK OF NEW YORK,
                                  Individually and as Agent
                                  and Issuing Bank



                                  By: /s/ Lizanne T. Eberle
                                      ---------------------------
                                  Name: Lizanne T. Eberle
                                        -------------------------
                                  Title: Vice President
                                         ------------------------


                                  CORESTATES BANK, N.A.
                                  Individually and as Co-Agent



                                  By: /s/ H.D. Tamine
                                      ---------------------------
                                  Name: H.D. Tamine
                                        -------------------------
                                  Title: Vice President
                                         ------------------------


                                  MELLON BANK, N.A.


                                  By: /s/ Susan M. Whitewood
                                      ---------------------------
                                  Name: Susan M. Whitewood
                                        -------------------------

                                  Title: Assistant Vice President
                                         ------------------------


                                  FLEET BANK, NATIONAL ASSOCIATION


                                  By: /s/ Carla Bolesano
                                      ---------------------------
                                  Name: Carla Bolesano
                                        -------------------------
                                  Title: Vice President
                                         ------------------------


                                  PNC BANK, NATIONAL ASSOCIATION


                                  By: /s/ Kirk Seagers
                                      ---------------------------
                                  Name: Kirk Seagers
                                        -------------------------
                                  Title: Vice President
                                         ------------------------


                                  FIRST UNION NATIONAL BANK OF NORTH
                                    CAROLINA


                                  By: /s/ Gail M. Golightly
                                      ---------------------------
                                  Name: Gail M. Golightly
                                        -------------------------
                                  Title: Senior Vice President
                                         ------------------------

                                 PMC EXHIBIT B
                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This Assignment and Acceptance Agreement is made and entered into as of _____ __, 19__, by and between (the "Assignor") and ________ (the "Assignee").

                                R E C I T A L S
                                ---------------

     A. The Assignor, certain other banks (together with any prior assignees, the "Banks"), CoreStates Bank, N.A., as Co-Agent and The Bank of New York, as agent (the "Agent") and as issuing bank (the "Issuing Bank"), are parties to that certain First Amended and Restated Letter of Credit Agreement dated as of March 14, 1997 (as from time to time amended, the "Agreement") with Pennsylvania Manufacturers Corporation, a Pennsylvania corporation (the "Applicant") and certain subsidiaries of the Applicant party thereto. Pursuant to the Agreement, the Banks agreed to participate in Letters of Credit issued by the Issuing Bank under the Agreement in accordance with their Commitment Percentage. The Assignor's Commitment (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 1 of Schedule 1 hereto. The Assignor's percentage of the Letter of Credit Exposure (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 2 of Schedule 1 hereto. All capitalized terms not otherwise defined herein are used herein as defined in the Agreement.

     B. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, the portion of the Assignor's Commitment specified in Item 3 of Schedule 1 hereto together with its related rights and obligations under the Credit Documents and in respect of the Collateral (the "Assigned Commitment").

     The parties agree as follows:

     1. Assignment. Subject to the terms and conditions set forth herein and in the Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, on the date set forth above (the "Assignment Date") all obligations of the Assignor under the Agreement with respect to the Assigned Commitment together with its related rights and obligations under the Credit Documents and in respect of the Collateral. As consideration for the assignment and sale contemplated hereby, the Assignee shall pay to the Assignor on the date hereof the amount heretofore agreed between them.

     2. Representation and Warranties. Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Assignment and Acceptance Agreement and to perform the provisions of this Assignment and Acceptance Agreement; (b) the execution, delivery and performance of this Assignment and Acceptance Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Assignment and Acceptance

Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The Assignor further represents that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. The Assignee further represents that it is an "Eligible Assignee" as said term is defined in the Agreement.

     3. Condition Precedent. The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that the Assignor shall have complied with the other applicable provisions of Section 10.6 of the Agreement.

     4. Notice of Assignment. The Assignor agrees to give notice of the assignment and assumption of the Assigned Commitment to the Agent, the Issuing Bank and the Applicant and hereby instructs the Agent, the Issuing Bank and the Applicant to make all payments with respect to the Assigned Commitment directly to the Assignee at the applicable office specified on Schedule 2 hereto; provided, however, that the Applicant, the Agent and the Issuing Bank all shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Agent, the Issuing Bank and the Applicant, to the extent required by Section 10.6 of the Agreement, shall have received notice of the assignment, the Applicant, the Agent and the Issuing Bank shall have consented in writing thereto to the extent required by Section
10.6 of the Agreement, and the Agent shall have recorded and accepted this Assignment and Acceptance Agreement and received the Assignment Fee required to be paid pursuant to Section 10.6 of the Agreement. From and after the date (the "Effective Date") on which the Agent shall notify the Applicant and the Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (i) the Assignee shall be deemed to be a party to the Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided in such notice of assignment to the Agent, shall have the rights and obligations of a Bank under the Agreement, and (ii) the Assignee shall be deemed to have appointed the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. After the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustment in payments under the Assigned Commitment for periods prior to the Effective Date hereof directly between themselves. If the Assignee is not a United States Person as defined in Section 7701(a)(30) of the Code, the Assignee shall deliver herewith the forms required by Section 2.11 of the Agreement to evidence the Assignee's complete exemption from United States withholding taxes with respect to payments under the Credit Documents.

     5. Independent Investigation. The Assignee acknowledges that it is purchasing the Assigned Commitment from the Assignor totally without recourse and, except as provided in Section 2 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Applicant and any Co-Applicant in connection with its purchase of the Assigned Commitment. Except for the representations or warranties set forth in Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or status of the Assigned Commitment, the legality, validity, genuineness or enforceability of the Agreement, or any other Credit Document referred to in or delivered pursuant to the Agreement, or financial condition or creditworthiness of the Applicant, any Co-Applicant or any other Person. The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Agreement or this Assignment and Acceptance Agreement. From and after the Effective Date, except as set forth in Section 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Commitment.

     6. Consent of the Applicant. Pursuant to the provisions of Section 10.6 of the Agreement, and to the extent required thereby, the Applicant, by signing below, consents to this Assignment and Acceptance Agreement and to the assignment contemplated herein.

     7. Method of Payment. Any payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

     8. Integration. This Assignment and Acceptance Agreement shall supersede any prior agreement or understanding between the parties (other than the Credit Documents) as to the subject matter hereof.

     9. Counterparts. This Assignment and Acceptance Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

     10. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

     11. Amendments; Waivers. This Assignment and Acceptance Agreement may not be amended, changed, waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with Section 10.6 of the Agreement without the prior written consent of the Agent.

     12. Governing Law. This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with the laws of, the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                  ________________, as Assignor

                                                  By:
                                                     --------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                        -----------------------

                                                  ________________, as Assignee

                                                  By:
                                                     --------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                        -----------------------

Consented to:

PENNSYLVANIA MANUFACTURERS CORPORATION

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

Consented to and Accepted:

THE BANK OF NEW YORK, as Agent

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

THE BANK OF NEW YORK, as Issuing Bank

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                   SCHEDULE 1

                                       TO

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                    between


                          _______________, as Assignor
                                      and

                          _______________, as Assignee

                                  relating to

          First Amended and Restated Letter of Credit Agreement among
                     Pennsylvania Manufacturers Corporation,
                            the Banks party thereto,
                       CoreStates Bank, N.A., as Co-Agent
                                      and
              The Bank of New York, as Agent and as Issuing Bank,
                           dated as of March 14, 1997

Item 1.  (a)    Assignor's Commitment
                Percentage:                              ________%

         (b)    Assignor's Commitment:                  $________

Item 2.  Assignor's Letter of
         Credit Exposure:                               $________
         (the Assignor's Commitment Percentage
         times the Letter of Credit Exposure)

Item 3.  Assigned Commitment:                           $________

                                   SCHEDULE 2

                                       TO

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                    between


                          _______________, as Assignor
                                      and

                          _______________, as Assignee
                                  relating to

          First Amended and Restated Letter of Credit Agreement among
                    Pennsylvania Manufacturers Corporation,
                            the Banks party thereto,
                       CoreStates Bank, N.A., as Co-Agent
                                      and
              The Bank of New York, as Agent and as Issuing Bank,
                           dated as of March 14, 1997

Address for Notices

__________________________________

__________________________________

Attention: _______________________

           _______________________

Telephone: (   )___-______________

Fax:       (   )___-______________

                                  PMC EXHIBIT C

                        FORM OF LETTER OF CREDIT REQUEST

                                                          _____________, 19__

The Bank of New York, as Agent
One Wall Street
New York, New York 10286
Attention: Agency Function Administration

The Bank of New York, as Issuing Bank
101 Barclay Street
New York, New York 10286

Attention: Manager,
           Standby Letter of Credit Department

Gentlemen:

     Reference is made to the First Amended and Restated Letter of Credit Agreement, dated as of March 14, 1997, by and among PENNSYLVANIA MANUFACTURERS CORPORATION (the "Applicant"), each Subsidiary of the Applicant which is or may become a party thereto (each, a "Co-Applicant"), the Banks party thereto, CORESTATES BANK, N.A., as Co-Agent and THE BANK OF NEW YORK, as Agent and Issuing Bank (as from time to time amended, the "Agreement").

     Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

     1. Pursuant to Section 2.1 and 3.2(c) of the Agreement, the undersigned Applicant [and, if applicable, ____________ (the "Co-Applicant(s)")] hereby requests that the Issuing Bank issue the Letter(s) of Credit in accordance with the information annexed hereto as contains the verbatim text of the proposed letter(s) of credit including the proposed terms and conditions and a precise description of the documentation required to be complied with and submitted by the beneficiary, which, if complied with by the beneficiary on or prior to the Stated Expiration Date, would require the Issuing Bank to make payment under the Letter of Credit.

     2. The Applicant hereby certifies that on the date hereof and on the Date of Issuance set forth in Annex A, and after giving effect to the Letter(s) of Credit requested hereby:

        (a) The Applicant is and shall be in compliance with all of the terms, covenants and conditions of the Credit Documents.

        (b) There exists and there shall exist no Default or Event of Default under the Agreement.

        (c) Each of the representations and warranties contained in the Agreement which is required to be made on such Date of Issuance is and shall be true and correct.

        (d) After giving effect to the Letters of Credit requested to be issued hereby, the aggregate Letters of Credit Exposure will not exceed the Commitment and the aggregate Letter of Credit Exposure with respect to Letters of Credit issued for the account of Subsidiaries of the Applicant which are not Material Insurance Subsidiaries will not exceed $10,000,000.

     [3. Each Co-Applicant which signs this Letter of Credit Request acknowledges that it has received a copy of the Agreement and acknowledges and agrees that from and after the Date of Issuance of the Letter(s) of Credit requested hereby, the undersigned shall be jointly and severally liable with the Applicant for all obligations with respect to the Letter(s) of Credit requested hereby and that the undersigned shall be a party to the Agreement and the other Credit Documents as a Co-Applicant with all the rights and obligations of a Co-Applicant under the Agreement and Credit Documents with respect to the Letter(s) of Credit requested hereby, and each and every reference in the Agreement and in any other Credit Document to "Co-Applicant" shall mean and be a reference to include the undersigned. The undersigned will at the request of the Agent execute a copy of the Agreement and such other Credit Documents as may be required.] 1

     [4. Each Co-Applicant which signs this Letter of Credit Request represents and warrants that the Agreement and each Credit Document executed by the undersigned Co-Applicant constitutes a legal, valid and binding obligation of the undersigned Co-Applicant in each case enforceable in accordance with its terms.]

     [5. Each Co-Applicant which signs this Letter of Credit Request specifically acknowledges that certain provisions of the Agreement, including, without limitation, Section 10.1 (Amendments and Waivers), 10.3 (No Waiver; Cumulative Remedies), 10.6 (Assignments and Participation), 10.7 (Counterparts),
10.11 (Governing Law), 10.13 (Severability), 10.14 (Integration), 10.15 (Consent to Jurisdiction), 10.16 (Service of Process), 10.17 (No Limitation on Service or
Suit) and 10.18 (Waiver of Trial by Jury) thereof, are made applicable to the Co-Applicant.]

------------------
1   Delete Items 3 through 5 if inapplicable.

     IN WITNESS WHEREOF, the Applicant [and Co-Applicant, if applicable] has caused this certificate to be executed by its duly authorized officer(s) as of the date and year first written above.

                                         PENNSYLVANIA MANUFACTURERS CORPORATION

                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------

                                         [CO-APPLICANT]

                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------

                                         [CO-APPLICANT]

                                         By:
                                            -----------------------------------

                                         Name:
                                              ---------------------------------

                                         Title:
                                               --------------------------------

                                     Annex A
                          LETTER OF CREDIT INFORMATION

1.      Name of Beneficiary: _________________________________________________.

2.      Address of Beneficiary to which Letter of Credit will be sent:

        _______________________________________________________________________

        _______________________________________________________________________.

3.      Name of Account Party: ________________________________________________.

4.      Address of Account Party: _____________________________________________.

5.      Type of Letter of Credit requested (check one box only):

        [ ]  Secured Letter of Credit, or

        [ ]  Unsecured Letter of Credit.

6. Conditions under which a drawing may be made (specify the required documentation): _______________________________________________________

        _______________________________________________________________________

        _______________________________________________________________________

        _______________________________________________________________________

        ______________________________________________________________________.

7.      Maximum amount to be available under such Letter of Credit: $_________.

8.      Requested Date of Issuance: _________ __, 199_.

9.      Stated Expiration Date: ___________ __, 199_.1

10.     Text of Letter of Credit: _____________________________________________

        _______________________________________________________________________

        _______________________________________________________________________

        ______________________________________________________________________.

11.     Name and address of Co-Applicant, if any: _____________________________

        _______________________________________________________________________

        _______________________________________________________________________


---------------------
1   Not to be more than one year from the date of issuance.

        _______________________________________________________________________

        ______________________________________________________________________.

12. Obligations in respect of which the Letter of Credit is to be issued:

        _______________________________________________________________________

        _______________________________________________________________________

        _______________________________________________________________________

        ______________________________________________________________________.

13.     Letter of Credit is to be (check one box only):

        [ ]  Evergreen Letter of Credit.

        [ ]  Not an Evergreen Letter of Credit.

14. If the Evergreen Letter of Credit box in Item 13 was checked, specify the Beneficiary Notification Date.

                                  PMC EXHIBIT D
                            FORM OF LETTER OF CREDIT

THE BANK OF NEW YORK
Letter of Credit Department
Church St. Station
P.O. Box 11235
New York, NY 10286-1238

OUR REF NO.                        DATE

Beneficiary
[Address]

GENTLEMEN/LADIES:


OUR REFERENCE NO.

ACCOUNT OF:
[Name of Account Party]
[Address]

AVAILABLE WITH:                    OURSELVES
                                   BY PAYMENT

DRAFTS AT SIGHT
DRAWN ON THE BANK OF NEW YORK, NEW
YORK, NEW YORK, AS INDICATED BELOW.

TO THE EXTENT OF:     ***USD       ***
EXPIRY DATE:
PLACE OF EXPIRY:      OUR COUNTERS

ADDITIONAL DETAILS:

WE HEREBY ESTABLISH THIS IRREVOCABLE LETTER OF CREDIT IN YOUR FAVOR FOR DRAWINGS UP TO US$ _______________, EFFECTIVE [Date] AND EXPIRING AT OUR OFFICE AT 101 BARCLAY STREET, NEW YORK, NEW YORK 10286, WITH OUR CLOSE OF BUSINESS ON [Date].

WE HEREBY UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT(S), MARKED "DRAWN
UNDER LETTER OF CREDIT NO. ___________", FOR ALL OR ANY PART OF THIS LETTER OF CREDIT IF PRESENTED AT OUR 101 BARCLAY STREET OFFICE, NEW YORK, NEW YORK 10286 ON OR BEFORE THE EXPIRY DATE OR ANY AUTOMATICALLY EXTENDED DATE.

EXCEPT AS STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY CONDITION
OR QUALIFICATION. THE OBLIGATION OF THE BANK OF NEW YORK UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF THE BANK OF NEW YORK, AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

[IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR ONE YEAR FROM THE EXPIRY DATE OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST __ DAYS PRIOR TO ANY EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.]*

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

YOURS VERY TRULY,

AUTHORIZED SIGNATURE


-----------------------
* To be included in Evergreen Letters of Credit only.

                                     - 2 -

                                 PMC EXHIBIT E-1
                         FORM OF COMPLIANCE CERTIFICATE
                          (GAAP Financial Statements)

     THIS CERTIFICATE is given pursuant to Section 5.3(a) of the First Amended and Restated Letter of Credit Agreement, dated as of March 14, 1997 (as amended, modified or supplemented from time to time, the "Agreement," the terms defined therein being used herein as therein defined), by and among Pennsylvania Manufacturers Corporation (the "Applicant"), the Banks party thereto, CoreStates Bank, N.A., as Co-Agent and The Bank of New York, as Agent and Issuing Bank.

The undersigned hereby certifies that: 1

        1. He is [the duly appointed chief financial officer of the Applicant] [a duly appointed vice president of the Applicant having significant responsibility for financial matters].

        2. Enclosed with this Certificate are copies of the financial statements of the Applicant and its Subsidiaries as of _________, and for the [_______ -month period] [year] then ended, required to be delivered under Section [5.1(a)] [5.1(b)] of the Agreement. Such financial statements have been prepared in accordance with generally accepted accounting principles [(subject to the absence of notes required by generally accepted accounting principles and subject to normal year-end audit adjustments)]2 and present fairly the financial condition of the Applicant and its Subsidiaries on a consolidated basis as of the date indicated and the results of operations of the Applicant and its Subsidiaries on a consolidated basis for the period covered thereby.

        3. The undersigned has reviewed the terms of the Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the activities of the Applicant and its Subsidiaries during the accounting period covered by such financial statements with a view to determining whether the Applicant has performed and maintained all of its obligations under the Agreement.

        4. Based upon the review described in paragraph 3 above, the undersigned has no knowledge of the existence of any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate [, except as set forth herein].3

        5. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.1 and 6.2 of the Agreement, as of the last day of the period covered by the financial statements enclosed herewith.

-----------------
1   Insert applicable bracketed language throughout the Certificate.

2   Insert in the case of quarterly financial statements.

3 Insert if applicable and describe in the Certificate or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Applicant has taken or proposes to take with respect thereto.

        IN WITNESS WHEREOF,, the undersigned has executed and delivered this Certificate as of the ____ day of ___________, ____.

                                      [signature]
                                      ----------------------------------

                                      Name:
                                           -----------------------------

                                      Title:
                                            ----------------------------

                                  ATTACHMENT A
                         TO GAAP COMPLIANCE CERTIFICATE

                         COVENANT COMPLIANCE WORKSHEET

Capitalization Ratio
(Section 6.1 of the Agreement):                    Not greater than 0.35 to 1.0

(1) Consolidated Indebtedness:

    (a)     Indebtedness of Applicant and Subsidiaries
            as of _______, ____ (the "Measurement
            Date")                                         $_______
    (b)     Reimbursement obligations with respect
            to letters of credit to secure the
            reinsurance obligations of Insurance
            Subsidiaries under reinsurance agreements
            entered into as a reinsurer in the
            ordinary course of business to the extent
            that such reimbursement obligations are
            secured by cash and Treasury Securities
            delivered to the issuers of such letters
            of credit as of the Measurement Date            _______
    (c)     Reimbursement obligations with respect
            to PMA Insurance Cayman, Ltd. letter
            of credit as of the Measurement Date1
    (d)     Consolidated Indebtedness: Subtract
            lines 1(b) and 1(c) from 1(a)                              $_______

(2) Capitalization:

    (a)     Consolidated Indebtedness as of
            the Measurement Date (from Line 1(d))          $_______
    (b)     Consolidated Net Worth as of
            the Measurement Date                            _______
    (c)     Capitalization: Add Lines 2(a) and 2(b)                    $_______

(3) Ratio of Consolidated Indebtedness to Total
    Capitalization:
            Divide Line 1(d) by Line 2(c)                              __to 1.0

--------------

1 Reimbursement obligations with respect to the letter of credit issued upon the Applicant's application for the benefit of PMAIC with PMA Insurance Cayman, Ltd. as account party thereto, but only if the stated amount of such letter of credit is less than $28,000,000.

Cash Coverage Ratio
(Section 6.2 of the Agreement):                 Not less than ___ to 1.0 1

(1) Cash Available:

    (a)     Aggregate Available Dividend
            Amount for the Insurance
            Subsidiaries 2
            for the Measurement Period 3                               $_______

    (b)     Net Tax Sharing Payments for
            the Measurement Period

    (i)     Tax sharing payments received
            by Applicant                                   $_______
    (ii)    Tax sharing payments estimated
            to be received by Applicant in
            respect of Measurement Period                   _______
    (iii)   Taxes paid by Applicant                        (_______)
    (iv)    Taxes estimated to be paid by
            Applicant in respect of
            Measurement Period                             (_______)
    (v)     Other payments, if any, paid
            or to be paid by Applicant
            under tax sharing agreements
            or arrangements during
            Measurement Period                             (_______)
    (vi)    Net Amount (lines (i) +
            (ii) minus lines (iii) + (iv)
            + (v))                                                      _______

    (c)     Cash Available:
            Add lines 1(a) and 1(b)(v)                                 $

(2) Cash Uses:

    (a)     Interest Expense incurred during
            the Measurement Period                                     $_______

    (b)     Operating expenses paid by the
            Applicant during the Measurement
            Period                                                      _______

    (c)     Dividends paid by the Applicant during
            the Measurement Period                          ________
    (d)     Cash Uses:
            Add lines 2(a), 2(b) and 2(c)                   $
(3) Cash Coverage Ratio:
            Divide line l(c) by line 2(d)                              __to 1.0

---------------
1 Insert (i) with respect to a Measurement Date occurring on or before December 31, 1999, 2.5, and (ii) a Measurement Date occurring thereafter, 2.75.

2 Other than each Insurance Subsidiary that is a Subsidiary of another Insurance Subsidiary and determined as if the four fiscal quarters measured constitute a fiscal year for regulatory purposes.

3    The four fiscal quarters immediately preceding the Measurement Date.

                                 PMC EXHIBIT E-2

                                    FORM OF
                             COMPLIANCE CERTIFICATE
                        (Statutory Financial Statements)

     THIS CERTIFICATE is given pursuant to Section 5.3(a) of the First Amended and Restated Letter of Credit Agreement, dated as of March 14, 1997 (as amended, modified or supplemented from time to time, the "Agreement," the terms defined therein being used herein as therein defined), by and among Pennsylvania Manufacturers Corporation (the "Applicant"), the Banks party thereto, CoreStates Bank, N.A., as Co-Agent and The Bank of New York, as Agent and Issuing Bank.

     The undersigned hereby certifies that: 1

        i) He is [the duly appointed chief financial officer of the Applicant] [a duly appointed vice president of the Applicant having significant responsibility for financial matters].

        ii) Enclosed with this Certificate are copies of the financial statements of the Applicant and its Subsidiaries as of __________, and for the [______-month period] [year] then ended, required to be delivered under Section [5.2(a)] [5.2(b)] of the Agreement. Such financial statements have been prepared in accordance with Statutory Accounting Principles and present fairly the financial condition of the Applicant and its Subsidiaries on a consolidated basis as of the date indicated and the results of operations of the Applicant and its Subsidiaries on a consolidated basis for the period covered thereby.

        iii) Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.3 and 6.4 of the Agreement as of the last day of the period covered by the financial statements enclosed herewith.

------------
1   Insert applicable bracketed language throughout the Certificate.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ____ day of ________, ____.



                                               [signature]
                                               ------------------------------

                                               Name:
                                                    -------------------------

                                               Title:
                                                     ------------------------

                                  ATTACHMENT A
                      TO STATUTORY COMPLIANCE CERTIFICATE

                         COVENANT COMPLIANCE WORKSHEET

Statutory Surplus
(Section 6.3 of the Agreement):                      Not less than $450,000,000

(1) Statutory Surplus of each Insurance Subsidiary1 as of ________, ____ (the "Measurement Date"):

        (a)     PMA Re                                                 $_______
        (b)     PMAIC                                                  $_______
        (c)     Pennsylvania Manufacturers Indemnity Company  $_______
        (d)     Manufacturers Alliance Insurance Company               $_______
        (e)     MASCCO                                                 $_______
        (f)     PMA Life Insurance Company                             $_______
        (g)     [Other Insurance Subsidiaries legally
                domiciled in the United States]2                       $_______
        (h)     PMA Cayman3                                            $_______
        (i)     Chestnut3                                              $_______
        (j)     Pennsylvania Manufacturers International
                Insurance, Ltd.3                                       $_______
        (k)     [Other Insurance Subsidiaries not legally
                domiciled in the United States3]2                      $_______

(2)     Consolidated Statutory Surplus -- Sum of lines
        in item (1)                                                    $_______

------------
1 Do not include any Insurance Subsidiary whose Statutory Surplus is included in the Statutory Surplus of another Insurance Subsidiary.

2    List each such Insurance Subsidiary individually.

3 Include the shareholders' equity of such Insurance Subsidiary as determined in accordance with Generally Accepted Accounting Principles (without regard to the requirements of Statement of Financial Accounting Standards No. 115 issues by the Financial Accounting Standards Board).

                                  ATTACHMENT A
                      TO STATUTORY COMPLIANCE CERTIFICATE

                         COVENANT COMPLIANCE WORKSHEET

     Risk-Based Capital                      For each Insurance Subsidiary, as
     (Section 6.4 of the Agreement): 1       appropriate, line (a) to be
                                             not less than line (d)
(1)  PMA Re

     (a)  Total adjusted capital as of the
          Measurement Date                                             $_______
     (b)  Company Action Level RBC2 as of the
          Measurement Date                                             $_______
     (c)  Required Multiple                                                150%
     (d)  Required total adjusted capital as of the
          Measurement Date:
          Multiply Line l(b) by l(c)                                   $_______

(2) Other Insurance Subsidiaries3

     (a)  Total adjusted capital as of the
          Measurement Date                                             $_______
     (b)  Company Action Level RBC2 as of the
          Measurement Date                                             $_______
     (c)  Required Percentage3:
          December 31, 1996, 100%;
          December 31, 1997, 110%;
          December 31, 1998, 115 %;
          December 31, 1999 and thereafter, 120%                              %
     (d)  Required total adjusted capital as of the
          Measurement Date:
          Multiply Line 3(b) by 3(c)                                   $_______

-------------------

1    To be calculated and submitted annually.

2    As defined by the Risk-Based Capital for Insurers Model Act of the NAIC.

3 Complete different schedule for each Insurance Subsidiary required by the relevant Insurance Regulatory Authority to meet any RBC requirements.

                                  PMC EXHIBIT F
                    FORM OF FINANCIAL CONDITION CERTIFICATE

     THIS FINANCIAL CONDITION CERTIFICATE is delivered pursuant to Section 3.1(a)(iii) of the First Amended and Restated Letter of Credit Agreement, dated as of March 14, 1997 (the "Agreement"), by and among Pennsylvania Manufacturers Corporation, a Pennsylvania corporation (the "Applicant"), the Banks party thereto, CoreStates Bank, N.A., as Co-Agent and The Bank of New York, as Agent and as Issuing Bank. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

     The undersigned hereby certifies for and on behalf of the Applicant as follows:

        1. Capacity. The undersigned is, and at all pertinent times mentioned herein has been, the Applicant's duly qualified and acting chief financial officer (and in such capacity has responsibility for the management of the Applicant's financial affairs) and senior accounting officer (and in such capacity has responsibility for the preparation of the Applicant's financial statements). The undersigned has, together with other officers of the Applicant, acted on behalf of the Applicant in connection with the negotiation and consummation of the Agreement and the transactions contemplated thereby.

        2. Procedures. For purposes of this certificate, the undersigned, or officers or other personnel of the Applicant under the direction and supervision of the undersigned, have, as of or prior to the date hereof, undertaken the following activities in connection herewith:

        a)     The undersigned has carefully reviewed the following:

               i)   the contents of this certificate;

               ii) the Agreement (including the exhibits and schedules thereto);

               iii) the audited consolidated balance sheets of the Applicant for the fiscal years ended December 31, 1993, 1994 and 1995, and the related consolidated statements of income, stockholders equity and cash flows of the Applicant for the three-year period ended December 31, 1995, each certified by Coopers & Lybrand, L.L.P.; and

               iv) the unaudited consolidated balance sheet of the Applicant as of December 31, 1996, and the related consolidated statements of income, stockholders equity and cash flows of the Applicant for the fiscal year then ended.

        b) The undersigned has made inquiries of certain other officers and personnel of the Applicant with responsibility for financial and accounting matters regarding whether the unaudited financial statements described in paragraph 2.1(a)(iv) above are in conformity with Generally Accepted Accounting Principles applied on a basis substantially consistent with that of the audited financial statements described in paragraph 2.1(a)(iii) above, and whether notes omitted from the unaudited consolidated financial statements would have disclosed any new information that would be necessary to make such materials not misleading.

        c) With respect to any Contingent Obligations of the Applicant, the undersigned:

               i) has inquired of certain officers and other personnel of the Applicant who have responsibility for the legal, financial and accounting affairs of the Applicant, as to the existence and estimated amounts of all Contingent Obligations known to them;

               ii) has confirmed with senior officers of the Applicant that, to the best of such officers' knowledge, (i) all appropriate items have been included in the Contingent Obligations made known to the undersigned in the course of the inquiry of the undersigned in connection herewith, and (ii) the amounts relating thereto were the maximum estimated amounts of liability reasonably likely to result therefrom as of the date hereof, and

               iii) confirms that, to the best of his knowledge, all material
                    Contingent Obligations that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks, and other Contingent Obligations of the Applicant have been considered in making the certification set forth herein, and with respect to each such Contingent Obligation the estimable maximum estimated of liability with respect thereto was used in making such certification.

        d) In connection with the preparation for consummation of the transactions contemplated by the Agreement, the undersigned has caused the preparation of and has reviewed projected financial statements consisting of balance sheets and statements of income of the Applicant giving effect to the transactions contemplated by the Agreement. The assumptions upon which such projections are based were, in the opinion of the undersigned, reasonable when made and continue to be reasonable as of the date hereof, subject to the uncertainties and approximations inherent in any projections.

        e) The undersigned has inquired of certain officers of the Applicant having responsibility for financial reporting and accounting matters regarding whether such persons were aware of any events or conditions that, as of the date hereof, would cause the statements made in Section 3 below to be untrue.

        f) The undersigned has conferred with counsel to the Applicant for the purpose of discussing the meaning of the contents of this Certificate (including, without limitation, Sections 3(a), 3(c) and 3(d) below).

        3. Certifications. Based on the foregoing, the undersigned hereby certifies as follows:

        a) The Applicant is not now, nor will consummation of the transactions contemplated by the Agreement and the incurrence of the Obligations under the Agreement render the Applicant, "insolvent" (as hereinafter defined). The undersigned understands that, in this context, "insolvent" means that the present fair saleable value of assets is less than the amount that will be required to be paid on or in respect of the existing debts and other liabilities as such debts and liabilities of the Applicant mature. The undersigned understands that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, including any guaranty obligations. A valuation of the Applicant, on the basis thereof, with reasonable allowance for error, would reflect the net worth of the

Applicant in the aggregate (excess of fair value of assets over liabilities) as not less than $_______.

        b) After giving effect to the transaction contemplated by the Agreement, all accounts and other liabilities of the Applicant are current and not past due.

        c) The undersigned believes that, by incurring the Obligations pursuant to the Agreement, the Applicant will not incur debts beyond its ability to pay as such obligations mature (taking into account the timing and amounts of cash to be payable on or in respect of the Applicant's Indebtedness). The foregoing conclusion is based in part on the projections, which demonstrate that the cash flow of the Applicant, after taking into account all anticipated uses of the cash of the Applicant, will at all times be sufficient to pay all amounts on or in respect of Indebtedness of the Applicant when such amounts are required to be paid (including without limitation, scheduled payments pursuant to the Agreement).

        d) As of the date hereof, the consummation of the transactions contemplated by the Agreement will not leave the Applicant with "unreasonably small capital" within the meaning of Section 548(a) of the Bankruptcy Code or with remaining assets that are unreasonably small. In reaching this conclusion, the undersigned understands that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and has reached this conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by the Applicant in light of the Applicant's available credit capacity.

        e) The Applicant has not executed the Agreement, or any documents mentioned herein, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors of the Applicant.

        f) The undersigned understands that the Banks have performed their own review and analysis of the financial condition of the Applicant, but that the Banks are relying on the foregoing statements in connection with the extension of credit to the Applicant pursuant to the Agreement.


Executed this 14th day of March, 1997.


                                         --------------------------------------
                                         Chief Financial Officer
                                         Pennsylvania Manufacturers Corporation

                                 PMC EXHIBIT G

                  FORM OF OPINION OF COUNSEL TO THE APPLICANT

                                                       March 14, 1997

The Bank of New York, as
  Agent and as Issuing Bank,
CoreStates Bank, N.A., as
  Co-Agent, and the
Banks Party to the First Amended
and Restated Letter of Credit
Agreement Referenced Below

Ladies and Gentlemen:

     We have acted as counsel to Pennsylvania Manufacturers Corporation, a Pennsylvania corporation (the "Applicant") in connection with the execution and delivery of and the consummation of the transactions contemplated by the First Amended and Restated Letter of Credit Agreement, dated as of March 14, 1997 (the "Agreement"), by and among the Applicant, the Banks party thereto, CoreStates Bank, N.A., as Co-Agent and The Bank of New York, as Agent and Issuing Bank. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement.

     In this connection, we have examined a copy of the executed Agreement and such certificates of public officials, certificates of officers of the Applicant and copies certified to our satisfaction of corporate documents and records of the Applicant and of other papers, and have made such other investigations as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Applicant with respect to the accuracy of material factual matters contained therein which were not independently established. In addition, we have assumed and relied upon the accuracy, completeness, authenticity and genuineness of all documents and certificates examined and all signatures thereon, other than the signatures of representatives of the Applicant.

     In rendering this opinion, we have assumed that the Banks, the Issuing Bank, the Co-Agent and the Agent have all requisite authority and have taken all necessary corporate or other action to enter into and perform their obligations under the Credit Documents and that the Credit Documents are valid and binding upon the Banks, the Issuing Bank, the Co-Agent and the Agent and enforceable against them in accordance with their respective terms. We have also assumed that the Banks', the Issuing Bank's, the CoAgent's and the Agent's actions in connection with the enforcement of the Credit Documents will be commercially reasonable and taken in good faith.

     Any opinion expressed "to the best of our knowledge" is made on the basis of our actual knowledge only of the attorneys of this firm who have participated in the legal representation of the Applicant in connection with the Credit Documents, without having conducted an independent investigation as to the matters stated therein.

     Based upon the subject to the foregoing and the further limitations, qualifications and exceptions herein set forth, we are of the opinion that:

     1. Each of the Applicant and its Material Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

     2. Each of the Applicant and its Material Subsidiaries has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is a party, to own and hold its property and to engage in its business as presently conducted.

     3. The Applicant has taken all necessary corporate action to execute, deliver and perform each Credit Document, and each Credit Document has been validly executed and delivered by, and constitutes the legal, valid and binding obligation of the Applicant, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally or by general equitable principles which may limit rights of acceleration, self-help and the availability of equitable remedies, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     4. No consent, approval, authorization, exemption or other action by, notice to, or declaration or filing with, any governmental or regulatory authority of the United States or the Commonwealth of Pennsylvania is required in connection with the due execution, delivery and performance by the Applicant of the Credit Documents, the legality, validity or enforceability thereof or the consummation of the transactions contemplated thereby.

     5. The execution, delivery and performance by the Applicant of the Credit Documents, and compliance by it therewith, do not and will not (i) violate any provision of its certificate of incorporation or bylaws, (ii) contravene any provisions of any applicable law, rule or regulation or, to the best of our knowledge, any judgment, order, writ, injunction or decree to which it is subject, (iii) to the best of our knowledge, conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it may be subject, or
(iv) result in the creation or imposition of any Lien (except for Permitted Liens) arising under any of the documents or instruments referred to in clause
(iii), upon any property or assets of the Applicant.

     6. To the best of our knowledge, there are no actions, investigations, suits or proceedings pending or threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, against or affecting the Applicant and its Subsidiaries or any of their respective properties that, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

     7. The Surviving Senior Note Indebtedness does not have any priority or preference senior in any respect to the Obligations.

     8. In any proceeding taken for the enforcement of the Credit Documents, the provisions therein specifying that the internal laws of the State of New York will govern such documents would more likely than not be given effect by a state court or federal court sitting in the Commonwealth of Pennsylvania and applying the laws of the Commonwealth of Pennsylvania concerning conflicts of law, subject to the exceptions and limitations referred to below. Pennsylvania courts have followed Section 187 of the Restatement 2nd Conflict of Laws (See: In re Allegheny International. Inc., 954 F.2d 167 (3rd Cir. 1992) and Smith v. Commonwealth National Bank, 557 A.2d 775 (Pa. Super. 1989)). However, even in the case where financing documents have included an express choice of law provision identifying that a foreign state's laws shall govern the documents, this general rule has not been followed by a Pennsylvania court in instances where the court was asked to apply the procedural law of another state (See:
Unisys Finance Corporation v. U S Vision, Inc., 630 A.2d 55 (Pa. Super. 1993)) such as on a question of the applicable statute of limitations on a claim, or where the action involved the enforcement of debts or recovery of collateral given as security for a loan (See: Howard Savings Bank v. Cohen, 607 A.2d 1077 (Pa. Super. 1992)). Furthermore, we call your attention to the existence of Fuller Co. v. Campagnie Des Bauxites De Guinee, 421 F. Supp. 938 (W.D.Pa. 1976), in which the court rejected a contractual choice of law provision primarily because the only nexus between the transaction and the designated state was the retention by one party of counsel in such state.

     9. Neither the Applicant nor any of its Subsidiaries is an "investment company," a company controlled by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended.

     10. Neither the Applicant nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and the consummation of the transactions contemplated by the Agreement will not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     11. The fees, interest and other charges payable under the Credit Documents do not violate any usury or similar laws of the Commonwealth of Pennsylvania.

     12. No transfer, filing, stamp, privilege, franchise, indebtedness or other taxes of the Commonwealth of Pennsylvania are required to be paid in connection with the execution and delivery of the Credit Documents.

     13. Neither Agent nor any Bank is required to comply with the requirements of any foreign lender statute in the Commonwealth of Pennsylvania in order to carry out the transactions contemplated by the Credit Documents or to avail itself of the remedies provided thereby.

     The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania, and, to the extent applicable, the laws of the United States and we express no opinion with respect to the law of any other state or jurisdiction. We note that the Credit Documents are expressly governed by the laws of the State of New York, and we have assumed, with your permission and without investigation, that the substantive laws of the State of New York are identical to those of the Commonwealth of Pennsylvania.

     The opinions given herein are as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

     This opinion is furnished solely in connection with the transactions contemplated by the Agreement, may be relied upon only by each of you and any of your successors and Assignees under the Agreement, and may not be used or relied upon by you or any other person in any other manner or for any other purpose without our prior written consent.

                                    Very truly yours,

                                    DUANE, MORRIS & HECKSCHER

                                  PMC EXHIBIT H

                       FORM OF OPINION OF SPECIAL COUNSEL

March 14, 1997

To The Parties
Listed on Schedule A
Attached Hereto

     Re: First Amended and Restated Letter of Credit Agreement, dated as of March 14, 1997, by and among Pennsylvania Manufacturers Corporation (the "Applicant"), the Banks party thereto, CoreStates Bank, N.A., as Co-Agent and The Bank of New York. as Agent and Issuing Bank (the "Agreement")

     We have acted as Special Counsel to the Agent in connection with the Agreement. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined, unless the context hereof otherwise requires.

     We have examined originals or copies certified to our satisfaction of the documents required to be delivered pursuant to the provisions of Section 3.1 of the Agreement. In conducting such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

     Based upon the foregoing examination, and (i) assuming, without any independent inquiry or investigation, the accuracy of (a) the opinion of Duane, Morris & Heckscher, counsel to the Applicant (the "Duane' Morris Opinion"), dated of even date herewith, (b) the representations and warranties of the Applicant contained in the Credit Documents as to matters of fact, and (c) certain representations and warranties of the Agent as to matters of fact, and
(ii) subject to all of the limitations, assumptions and qualifications set forth below and contained, directly or indirectly, in the Duane, Morris Opinion, we are of the opinion that:

     1. All legal preconditions to the effectiveness of the Agreement on the Restatement Effective Date have been satisfactorily met or waived.

     2. The Agreement constitutes the valid and legally binding obligation of the Applicant, enforceable against the Applicant in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     For purposes of the opinion set forth in paragraph 2 above, we have assumed that:

     (a) Each of the Banks, the Issuing Bank, the Co-Agent and the Agent (collectively, the "Other Transaction Parties", and each an "Other Transaction Party"), has the requisite power and authority to enter into and perform the Agreement.

     (b) The Agreement has been duly executed, delivered and accepted by each of the Other Transaction Parties.

     (c) The Agreement constitutes a valid and legally binding obligation of each Other Transaction Party, enforceable against each Other Transaction Party in accordance with its terms.

     (d) Each Other Transaction Party has satisfied all legal requirements applicable to it to the extent necessary to make the Agreement enforceable against it and has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Agreement.

     (e) Neither the execution, delivery, or acceptance of, nor the observance and performance of the provisions contained in, the Agreement by each of the Other Transaction Parties, will conflict with or result in a breach of any requirement of law applicable to such Other Transaction Party.

     (f) Each of the Other Transaction Parties will observe and perform all of its obligations and duties arising under the Agreement.

     The opinion expressed in paragraph 2 is subject to the further limitation that we express no opinion herein with respect to (i) provisions of the Agreement purporting to establish evidentiary standards, (ii) the waiver of inconvenient forum set forth in Section 10.15 of the Agreement with respect to proceedings in a Federal court, (iii) whether a Federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Agreement, (iv) the effect of the law of any jurisdiction other than the State of New York wherein any Bank may be located or wherein enforcement of the Agreement may be sought which limits the rates of interest legally chargeable or collectible, (v) provisions of the Agreement regarding delay or omission of enforcement of rights and remedies, (vi) provisions of the Agreement to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, or (vii) penalties or forfeitures, or late payment charges or an increase in interest rate upon delinquency in payment or upon the occurrence of default, to the extent that the same may constitute a penalty or forfeiture; provided, however, that the non-enforceability of any of the provisions, rights and remedies referred to in this paragraph will not, in our opinion, materially diminish the practical realization of the economic benefits of the Agreement intended thereby, except for the economic consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, constitutional requirements, statutes, court decisions, codes, ordinances, rules and regulations, equitable principles and all interpretations thereof.

     This opinion is rendered solely for your benefit in connection with the transactions referred to herein and may not be relied upon by any other Person.

     In rendering the foregoing opinion, we express no opinion as to laws other than the laws of the State of New York and the federal laws of the United States of America.

                                              Very truly yours,

                                              Emmet, Marvin & Martin, LLP

                                   SCHEDULE A

The Bank of New York,
 as Agent and as Issuing Bank

CoreStates Bank, N.A., as Co-Agent

Each of the Banks party from time to
time to the First Amended and Restated
Credit Agreement, dated as of March 14,
1997, by and among Pennsylvania
Manufacturers Corporation, the Banks
party thereto, CoreStates Bank, N.A., as Co-Agent and The Bank of New York, as
Agent and Issuing Bank

                                  PMC EXHIBIT I

                           FORM OF EXTENSION REQUEST

        EXTENSION REQUEST (this "Extension Request"), dated as of _, 19 _, made by PENNSYLVANIA MANUFACTURERS CORPORATION, a Pennsylvania corporation (the "Applicant") pursuant to the First Amended and Restated Letter of Credit Agreement, dated as of March 14, 1997, by and among the Applicant, the Banks party thereto, CORESTATES BANK, N.A., as Co-Agent and THE BANK OF NEW YORK, in its capacity as Agent and as Issuing Bank (as time amended, supplemented or otherwise modified from time to time, the "Agreement").

                                    RECITALS

        A. Capitalized terms used herein which are not defined herein and which are defined in the Agreement shall have the same meanings as therein defined.

        B. Section 2.6 of the Agreement provides that so long as no Default or Event of Default shall exist and be continuing, the Applicant may request that the Termination Date be extended for a period of 364 days by delivering an Extension Request to the Agent.

        C. Section 2.6 of the Agreement further provides that if each Bank consents to an Extension Request during the Extension Consent Period by giving written notice thereof to the Agent, then effective on the first day of the Extension Consent Period, the then applicable Termination Date shall be extended by 364 days.

        D. As of the date hereof, the Termination Date (without giving effect to the extension requested hereby) is ________ __, 19__.

        E. The Applicant desires that the Termination Date be extended for an additional period of 364 days and the Banks signing below desire to consent thereto.

        In consideration of the premises, and the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Pursuant to Section 2.6 of the Agreement, the Applicant hereby requests that the Termination Date be extended for an additional period of 364 days.

        2. The Applicant hereby represents and warrants to the Agent, the Co-Agent, the Issuing Bank and each Bank that no Default or Event of Default exists and is continuing.

        3. Each Bank signing below hereby consents to this Extension Request.

        4. Subject to receipt by the Agent during the Extension Consent Period of a counterpart of this Extension Request signed by each Bank (or a replacement bank pursuant to Section 2.15), then effective on the first day of such Extension Consent Period, the then applicable Termination Date shall be extended by 364 days.

        5. This instrument may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this instrument to produce or account for more than one counterpart signed by the party to be charged.

        6. This instrument is being delivered in and is intended to be performed in the State of New York and shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

        IN WITNESS WHEREOF, each of the parties has caused this Extension Request to be executed by its duly authorized officer as of the date and year first written above.

                                   PENNSYLVANIA MANUFACTURERS CORPORATION

                                   By:
                                      -----------------------------------

                                   Name:
                                        ---------------------------------

                                   Title:
                                         --------------------------------

                                   THE BANK OF NEW YORK,
                                   Individually and as Agent and Issuing Bank


                                   By:
                                      -----------------------------------

                                   Name:
                                        ---------------------------------

                                   Title:
                                         --------------------------------

                                   CORESTATES BANK, N.A.
                                   Individually and as Co-Agent


                                   By:
                                      -----------------------------------

                                   Name:
                                        ---------------------------------

                                   Title:
                                         --------------------------------

                              PMC SCHEDULE 1.1 TO
           THE FIRST AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                  LIST OF MEMBERS OF CURRENT MANAGEMENT GROUP

Board of Directors
------------------

Frederick W. Anton III
Paul I. Detwiler, Jr.
Joseph H. Foster
Anne S. Genter
James F. Malone III
A. John May
Louis N. McCarter III
John W. Miller, Jr., M.D.
Edward H. Owlett
Louis I. Pollock
L.J. Rowell, Jr.
Roderic H. Ross
John W. Smithson

Management
----------

Frederick W. Anton III
John W. Smithson
Francis W. McDonnell
Vincent T. Donnelly
Stephen G. Tirney
Richard DeCoux
James J. Fleming, Jr.
Anthony J. Grosso
Stephen F. Litz
David C. Snow

                         PMC SCHEDULE 4.14 TO THE FIRST
                              AMENDED AND RESTATED
                           LETTER OF CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                             ENVIRONMENTAL MATTERS

     There is presently a 10,000 gallon underground fuel oil storage tank located at Gulph Industries, Inc.'s property, 1025 W. Eighth Street, King of Prussia, PA. Two other tanks for gasoline and waste oil storage were formerly located at this facility, but have been removed.

                              PMC SCHEDULE 4.18 TO
           THE FIRST AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                           LIST OF CERTAIN CONTRACTS

Obligation to:                           Description:

Scudder, Stevens, & Clark                Investment advisory services

Nine Penn Center Associates, L.P.        Building lease

IBM                                      Equipment

PNC Leasing Corporation                  Furniture, fixtures, and equipment

Cap Gemini                               Consulting

Decision One                             Management and maintenance of
                                         data processing equipment

AT&T                                     Frame relay, private line, and local
                                         channel service

CoreStates                               Sale of accounts receivable

Frederick W. Anton III                   Employment agreement
John W. Smithson                         Employment agreement

                              PMC SCHEDULE 4.19 TO
           THE FIRST AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                          PMA REINSURANCE CORPORATION

              UNSECURED RECOVERABLES RATED LESS THAN A- BY AM BEST

                            AS OF DECEMBER 31, 1996

------------------------------------------------------------------------------
                                                   (1)
                                       LOC       AM BEST       TICK
          NAME                       (000'S)      RATING       MARKS
------------------------------------------------------------------------------
AUTHORIZED US
Aegon Reinsurance Company(Ennia)                  NR-3
American Fuji Fire & Marine                       B++
Baltica-Skandinavia Re Co                         C-
Cigna Reinsurance Co                              B+ g
Covenant Mutual Ins Co                            NR-2          (3)
MONY Reinsurance Corp                             NR-3
Philadelphia Reins Corp                           NR-3
Republic Ins Co                                   B++ g

AUTHORIZED POOLS
Associated A&H Re Underwriters                    NA

UNAUTHORIZED US
Constellation Re                                  NA            (2)
Delta America Re Ins Co (Elkhorn)                 NA
Mead Reinsurance Corp                             NR-3
Universal Reins Co                                NA

AUTHORIZED - OTHER NON-U.S. INSURERS
Sphere Drake Ins plc                              B++
Zurich Re (UK) Ltd                                NA

UNAUTHORIZED - OTHER NON-U.S. INSURERS
Baloise insurance Co                              NR-5
Beneficial American                               NA
Bishopsgate Ins Ltd                       1       NA
Bryanston Ins Co                                  NA
Compagnie Europeene de
 Reassurances, S.A.                      26       NA
Dai-Tokyo Ins Co (UK) Ltd                         NA
Eagle Star Reinsurance Company Ltd.               NA
Eisen Und Stahl Ruckversicherungs                 NA
English & American Ins Co Ltd
 (New Zealand)                                    F
Excess Insurance Co Ltd                   2       NR-5
Fremont Ins Co (UK) Ltd                   1       NR-5
GAN Incendie Accidents                            NR-5
GIO (UK) Ltd                                      NA
Hansa International                       1       NA
Municipal General Ins Ltd                 8       NA
River Thames Ins Co Ltd                  85       NR-5
Sampo Ins Co (UK) Ltd                     1       NR-5
Sparkassen-Versicherung Allgemeine        6       NA
Stockholm Reins Co Ltd                            NR-5
Taisei Fire & Marine Ins Co                       NA
Traders General                                   NA
Transcontinentale                                 NA

1997 REINSURERS
Monde Re                                          NA
------------------------------------------------------------------------------

NA - Not available
(1) AM Best rating was obtained from the 1997 edition and 1996 edition for foreign companies and domestic companies, respectively.
(2)  Company is in liquidation
(3)  Company demutualized and is now Covenant Insurance Company (NR-2)

                              PMC SCHEDULE 4.19 TO
           THE FIRST AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                     PMAIC AND OTHER INSURANCE SUBSIDIARIES

              UNSECURED RECOVERABLES RATED LESS THAN A- BY AM BEST

                             AS OF DECEMBER 31,1996

------------------------------------------------------------------------------
                                                   (1)
                                       LOC       AM BEST
          NAME                       (000'S)      RATING       TICK
------------------------------------------------------------------------------
UNAUTHORIZED - OTHER US
Classic Fire & Marine Insurance Co.                NR-4
Constellation Reinsurance Co.                      NA          (2)
Farm Bureau Mutual Ins. Co. of Michigan            B++ g
Hamburg International Reinsurance Co.              NR-3
Mead Reinsurance Corp.                             NR-3

AUTHORIZED US
American Fuji Fire & Marine Ins. Co.               B++
CIGNA Reinsurance Co.                              B+ g
Cologne Reinsurance Co. of America                 NR-3
Folksamerica National Reinsurance                  NR-3
John Hancock Property and Casualty Co.             B++ p
New England Reinsurance Corp.                      NR-3
Signet Star Reinsurance Corp.                      NR-3
SAFR Reinsurance Corp. of the US                   B++
US International Reins. Co.                        B- r
Unione Italiana Reins. Co. of America              NR-3
Netherlands Reins. Group US Branch                 NA
Reliance Insurance Co                              NA

AUTHORIZED MANDATORY POOLS
American Accident Re Group                         NA
Excess & Casualty Reins. Association               NA
IRM                                                NA
NCCI                                               NA

UNAUTHORIZED-AFFILIATES-NON US
Pennsylvania Manufacturers Intrnl. Ins.            NA
PMA Insurance Cayman, Ltd.                         NA

UNAUTHORIZED-OTHER NON US
Albingia Versicherungs                             NR-5
Allianz International Ins. Co. Ltd.                NA
Ancon Insurance Co (UK) Ltd.                       FPR-7
Anglo American Insurance Co. Ltd.                  NR-5
British National Insurance Co. Ltd.                NA
Cie Europeene De Reass Internationale              NA
Colonia Ins. Co. (UK) Ltd.                         B++
Compagnie Europeenne D'Assurances                  NR-5
Dai-Tokyo Insurance Co. (UK) Ltd.                  NA
D.N.H. Reinsurance Company                         NA
Eagle Star Reinsurance Co., Ltd.                   NA
Excess Insurance Co. Ltd.                          NR-5
Fuji International Insurance Co. Ltd.              NA
G.T.E. Reinsurance Co. Ltd.             37         NR-5
Harleysville Ins. Co. (UK) Ltd.                    NA
IAT Syndicate                           65         NA
INSCO, Ltd                                         NA
J & H Syndicate B, Inc.                 62         NA
Laurentian General Insurance Co.                   NA
Mitsui Marine & Fire Ins. Co.
 (Europe) Ltd.                                     NR-5
MML Syndicate                          125         NA
NW Reins. COSD. Ltd.                               NR-5
Scan Reinsurance Co. Ltd.                          NR-5
Security Insurance Co. (UK) Ltd.                   NA
Sovereign Marine &
  General Ins. Co. Ltd.                            NR-5
Spear, Leeds, & Kellogg Re Corp.                   NA
Storebrand Ins. Co. (UK) Ltd.                      NA
Toa Reinsurance Co. (UK) Ltd.                      NA
Tokio Marine & Fire Ins. Co. (UK) Ltd              FPR-6
Turegum Insurance Co. (UK) Ltd.        136         NA
Yasuda Fire & Marine Ins. of Europe                NR-5
------------------------------------------------------------------------------

NA - Not available
(1) AM Best rating was obtained from the 1997 edition and 1996 edition for foreign companies and domestic companies, respectively
(2)  Company is in liquidation

                               PMC SCHEDULE 4.4 TO
           THE FIRST AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                  LIST OF LICENSES, PERMITS AND AUTHORIZATIONS

STATE       PMAIC     PMIC       MAICO        MASCCO      PMA LIFE      PMA Re
-----       -----     ----       -----        ------      --------      ------
AL                                                                        XR
AK            X                                                           XR
AZ            X                                                           XR
AR                                                                         A
CA            X                                                           XR
CO            X                                                            A
CT            X                                                           XR
DE            X          X          X                                     XR
DC            X          X          X                                     XR
FL            X                                                           XR
GA            X                                                           XR
Hl            X                                                            A
ID            X                                                           XR
IL            X                                                           XR
IN            X                                                           XR
IA            X                                                           XR
KS                                                                        XR
KY            X                                                           XR
LA            X                                                           XR
ME            X                                                            A
MD            X          X          X                                     XR
MA            X                                                           XR
Ml            X                                                           XR
MN                                                                        XR
MS            X                                                           XR
MO            X                                                           XR
MT            X                                                           XR
NE            X                                                           XR
NV            X                                                           XR
NH            X                                                            A
NJ            X          X          X                                     XR
NM            X                                                           XR
NY            X          X          X                                     XR
NC            X          X          X                                     XR
ND            X                                                           XR
OH            X          X          X                                     XR
OK            X                                                           XR
OR            X          X          X                                     XR
PA            X          X          X            X          X             XR
Rl            X                                                           XR
SC            X          X          X                                     XR
SD            X                                                           XR
TN            X                                                           XR
TX            X                                                           XR
UT            X                                                           XR
VT            X                                                            A
VA            X         X          X                                       A
WA            X                                                           XR
WV            X
Wl            X                                                           XR
WY                                                                         A

          A  - Accredited Reinsurer
          X  - Licensed Insurer
          XR - Licensed Reinsurer

                      PMC SCHEDULE 4.6 TO THE FIRST AMENDED
                         AND RESTATED LETTER OF CREDIT
                      AGREEMENT DATED AS OF MARCH 14, 1997

                                     TAXES

Year    Audits/Examinations
----    -------------------

1992    Claim for refund under examination by the Internal Revenue Service.
1993    Claim for refund under examination by the Internal Revenue Service.
1994    Tax year under audit by the Internal Revenue Service.
1995    Tax year under audit by the Internal Revenue Service.

                               PMC SCHEDULE 4.7 TO
                THE FIRST AMENDED AND RESTATED LETTER OF CREDIT
                      AGREEMENT DATED AS OF MARCH 14, 1997

                              LIST OF SUBSIDIARIES

                                             PERCENT OWNED       PERCENT OWNED
                                                BY THE              BY THE
                                               BORROWER            BORROWER
Name of Subsidiary                             DIRECTLY           INDIRECTLY
----------------------------------------     -------------       --------------

Pennsylvania Manufacturers'              *
  Association Insurance Company                  100%
Manufacturers Alliance                   *
  Insurance Company                              100%
PMA Reinsurance Corporation              *       100%
Pennsylvania Manufacturers               *
  Indemnity Company                              100%
Chestnut Insurance Company, Ltd.                 100%
PMA Holdings, Inc.                               100%
DP Corporation                                   100%
REM Corporation                                  100%
Pennsylvania Manufacturers Association
  Finance Company                                100%
925 Chestnut, Inc                                100%
Mid-Atlantic States Investment Company  *        100%
PMA Life Insurance Company                       100%
Ajon, Inc.                                        15%                85%
Sarfred, Inc.                                     15%                85%
Wisteve, Inc.                                     15%                85%
Rosemarie, Inc.                                   15%                85%
Aud-Evad, Inc.                                    15%                85%
Dauphin Equities, Inc.                            15%                85%
Lorjo Corporation                                 15%                85%
Mid-Atlantic States Casualty Company    *                           100%
PMA Insurance, Cayman Ltd.              *                           100%
PMA Services, Inc.                                                  100%
Presque Enterprises, Inc.                                           100%
LeeWard, Inc.                                                       100%
Syl-Bar, Inc.                                                       100%
Gulph Industries, Inc.                                              100%
Cris-Jen, Inc.                                                      100%
Walprop, Inc.                                                       100%
Marpan, Inc.                                                        100%
Pennsylvania Manufacturers'                                         100%
  International Insurance, Ltd.
PMA Holdings, Cayman Ltd.                                           100%
PMA Management Corp.                                                100%
Pennsylvania Manufacturers Associates                               100%

* - Material Subsidiary

                                  ATTACHMENT A
                         TO GAAP COMPLIANCE CERTIFICATE

                          COVENANT COMPLIANCE WORKSHEET

Capitalization Ratio
(Section 6.1 of the Agreement):

The Capitalization Ratio is not to be
greater than .35 to 1.0 as of the
last day of any fiscal quarter.

(dollar amounts in thousands)

 (1) Consolidated Indebtedness:
           (a) Indebtedness of Applicant and Subsidiaries
               as of December 31, 1996
               (the "Measurement Date")                        $238,986 **

           (b) Reimbursement obligations with
               respect to letters of credit
               to secure the reinsurance obligations
               of Insurance Subsidiaries under
               reinsurance agreements entered into
               as a reinsurer in the ordinary
               course of business to the extent
               that such reimbursement obligations
               are secured by cash and Treasury
               Securities delivered to the issuers
               of such letters of credit as of
               the Measurement Date                              19,461
           (c) Reimbursement Obligations with respect to
               PMA Insurance Cayman, Ltd. letter of
               credit as of the Measurement Date                     --
                                                               ---------
           (d) Consolidated Indebtedness: Subtract
               lines l(b) and l(c) from l(a)                   $219,525

 (2) Capitalization:
           (a) Consolidated Indebtedness
               as the Measurement Date                         $219,525

           (b) Consolidated Net Worth
               as of the Measurement Date                       446,026 **
                                                               ---------
           (c) Capitalization: Add lines 2(a) and 2(b)         $665,551

 (3) Ratio of Consolidated Indebtedness
     to Total Capitalization:                                      0.33 to 1.0
           Divide line l(d) by line 2(c)
     Applicable Margin for LIBOR Committed Loans
       (pursuant to the matrix set forth in the
       definition of Applicable Margin in the
       Credit Agreement)                                          0.425

     Applicable Margin for Facility Fee
       (pursuant to the matrix set forth in the
       definition of Applicable Margin
       in the Credit Agreement)                                   0.275


** Amounts are pro-forma assuming $4,676 extraordinary loss on extinguishment of debt.

                                  ATTACHMENT A
                         TO GAAP COMPLIANCE CERTIFICATE

                         COVENANT COMPLIANCE WORKSHEET

Cash Coverage Ratio
(Section 6.2 of the Agreement)

The Cash Coverage Ratio is not
to be less than 2.50 to 1.0 with respect to any four fiscal quarter period ending on or before 12/31/99; not less than
2.75 to 1.0 with respect to any four
fiscal quarter period ending thereafter.

(dollar amounts in thousands)

 (1) Cash Available:
     (a) Aggregate Available Dividend Amount for the
         Insurance Subsidiaries for the
         Measurement Period                                      $53,978
     (b) Net Tax Sharing Payments for the
         Measurement Period
        (i)  Tax sharing payments
             received by Applicant                       17,575
       (ii)  Tax sharing payments estimated
             to be received by Applicant in
             respect of Measurement Period                   --
       (iii) Taxes paid by Applicant                         --
       (iv)  Taxes estimated to be paid by
             Applicant in respect of Measurement Period      --
       (v)   Other payments, if any, paid or to
             be paid by Applicant under tax sharing
             agreements or arrangements during
             Measurement Period                              --
       (vi)  Net Tax Sharing Payments (lines (i)+(ii)
             minus lines (iii) + (iv) + (v))                      17,575
                                                                 -------

     (c) Cash Available: Add lines l(a) and l(b)(v)              $71,553

 (2) Cash Uses:
     (a) Interest Expense incurred during the
         Measurement Period                                      $17,052
     (b) Operating expenses paid by the
         Applicant during the
         Measurement Period                                          196
     (c) Dividends paid by the Applicant
         during the Measurement Period                             7,928
                                                                 -------
     (d) Cash Uses: Add lines 2(a), 2(b), and 2(c)               $25,176

 (3) Cash Coverage Ratio: Divide line l(c) by line 2(d)             2.84 to 1.0

                                  ATTACHMENT A
                      TO STATUTORY COMPLIANCE CERTIFICATE

                         COVENANT COMPLIANCE WORKSHEET

Statutory Surplus
(Section 6.3 of the Agreement)

(dollar amounts in thousands)

The Consolidated Statutory Surplus of the Insurance Subsidiaries is not to be less than $450,000 as of December 31, 1996 (the "Measurement Date").

                                          Statutory Surplus as of
                                             December 31, 1996
                                          ------------------------

        PMAIC                                    $165,478
        MAICO                                      41,051
        PMIC                                       43,920
        PMA Re                                    26O,853
        MASCCO                                     16,740
        CICL                                          (10)
        PMA Life                                    4,914
        PMA Insurance Cayman, Ltd.                  1,037
        PMII                                        1,764
                                                 --------
                                                 $535,747

                                  ATTACHMENT A
                      TO STATUTORY COMPLIANCE CERTIFICATE

                         COVENANT COMPLIANCE WORKSHEET

Risk-Based Capital
(Section 6.4 of the Agreement)

"Total adjusted capital" is not permitted to be less than the applicable "Company Action Level RBC" as follows:

        PMA Re: 150% as of the last day of any
        fiscal year, beginning with year ended 12/31/96

        Other Insurance Subs:   As of 12/31/96                 100%
                                As of I2/31/97                 110%
                                As of 12/31/98                 115%
                                As of 12/31/99 and thereafter  120%

(dollar amounts in thousands)

PMA Re
--------------------------------------------------------------------------------
(a)     Total adjusted capital as of 12/31/96                           238,355
                                                                        =======
(b)     Company Action Level RBC as of 12/31/96                         124,770
(c)     Required multiple                                                   150%
(d)     Required total adjusted capital as of 12/31/96 ((b) * (c))      187,155
                                                                        =======
PMAIC
--------------------------------------------------------------------------------
(a)     Total adjusted capital as of 12/31/96                           128,198
                                                                        =======
(b)     Company Action Level RBC as of 12/31/96                         111,572
(c)     Required multiple                                                   100%
(d)     Required total adjusted capital as of 12/31/96 ((b) * (c))      111,572
                                                                        =======
MAICO
--------------------------------------------------------------------------------
(a)     Total adjusted capital as of 12/31/96                            28,623
                                                                        =======
(b)     Company Action Level RBC as of 12/31/96                          27,272
(c)     Required multiple                                                   100%
(d)     Required total adjusted capital as of 12/31/96 ((b) * (c))       27,272
                                                                        =======
PMIC
--------------------------------------------------------------------------------
(a)     Total adjusted capital as of 12/31/96                            31,492
                                                                        =======
(b)     Company Action Level RBC as of 12/31/96                          27,404
(c)     Required multiple                                                   100%
(d)     Required total adjusted capital as of 12/31/96 ((b) * (c))       27,404
                                                                        =======

MASCCO
--------------------------------------------------------------------------------
(a)     Total adjusted capital as of 12/31/96                            16,740
                                                                        =======
(b)     Company Action Level RBC as of 12/31/96                          14,710
(c)     Required multiple                                                   100%
(d)     Required total adjusted capital as of 12/31/96 ((b) * (c))       14,710
                                                                        =======

PMA Life
--------------------------------------------------------------------------------
(a)     Total adjusted capital as of 12/31/96                             4,946
                                                                        =======
(b)     Company Action Level RBC as of 12/31/96                             310
(c)     Required multiple                                                   100%
(d)     Required total adjusted capital as of 12/31/96 ((b) * (c))          310
                                                                        =======

                               PMC SCHEDULE 7.2 TO
           THE FIRST AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                                  INDEBTEDNESS

                            As of December 31, 1996

   Company or                   Amount of
   Subsidiary                     Debt               Description of Debt
   ----------                     ----               -------------------

Cris-Jen, Inc.                   127,214       Mortgage Note payable to
                                               National Bank of
                                               the Commonwealth

Pennsylvania Manufacturers     6,794,000       Guarantees of obligations of an
 Corporation                                   unconsolidated real estate
                                               subsidiary

Pennsylvania Manufacturers     3,106,000       Guarantees of obligation for
 Corporation                                   1992 financial support program

Pennsylvania Manufacturers       250,000       Guaranty of indemnity agreement
 Corporation                                   with Colonial Insurance Company

                         PMC SCHEDULE 7.3 TO THE FIRST
                                    AMENDED
                         AND RESTATED LETTER OF CREDIT
                      AGREEMENT DATED AS OF MARCH 14, 1997

                             LIST OF EXISTING LIENS

                         Existing on February 20, 1997

        The Company and its Subsidiaries are required by the laws of the various states in which they are licensed to conduct the business of insurance to deposit and maintain security for the performance of their obligations before they can issue policies. In satisfaction of this requirement, the Company and its subsidiaries have on deposit as of the Closing Date Securities with an aggregate par value of approximately $16,810,000 in the following states:

        1.      California       9.     North Carolina
        2.      Delaware        10.     Oklahoma
        3.      Georgia         11.     Oregon
        4.      Idaho           12.     Pennsylvania
        5.      Louisiana       13.     South Carolina
        6.      Massachusetts   14.     Tennessee
        7.      Michigan        15.     Texas
        8.      New Mexico      16.     Virginia

Other Liens: (Valued as of January 31 , 1997)

Name of Subsidiary         Amount of Debt        Secured Party
------------------         --------------        -------------

PMA Reinsurance Corp.        $5,000,000     Collateral for Standby LOC Facility

PMAIC                        $5,150,000     Collateral for Standby LOC Facility

PMAIC                        $161,300       IBM Corp

PMIC / PMAIC /
MAICO / MASCCO               $7,742,281     CoreStates Bank N.A.

PMAIC                        $3,821,904     PNC Leasing Corp.

PMAIC                        $52,162        Canon Financial Services, Inc.

PMAIC                        $27,375        Great America Leasing Corp.

PMAIC                        $171,366       El Camino Resources Ltd

PMAIC                        $2,400,000     IBM Credit Corp.

                                  ATTACHMENT A
                      TO STATUTORY COMPLIANCE CERTIFICATE

                         COVENANT COMPLIANCE WORKSHEET

Statutory Surplus
(Section 6.3 of the Agreement)

(dollar amounts in thousands))

        The Consolidated Statutory Surplus of the Insurance Subsidiaries is not to be less than $45O,OOO as of December 31, 1996 (the "Measurement Date").

                                                   Statutory Surplus as of
                                                      December 31, 1996
                                                   -----------------------
        PMAIC                                           $165,478
        MAICO                                             41,051
        PMIC                                              43,920
        PMA Re                                           260,853
        MASCCO                                            16,740
        CICL                                                 (10)
        PMA Life                                           4,914
        PMA Insurance Cayman, Ltd.                         1,037
        PMII                                               1,764
                                                        --------
                                                        $535,747

                               PMC SCHEDULE 7.6 TO
           THE FIRST AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                          TRANSACTIONS WITH AFFILIATES

                                      None

                                PMC SCHEDULE 10.2
            TO FIRST AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT
                           DATED AS OF MARCH 14, 1997

                                 LIST OF BANKS

        1.      The Bank of New York
                One Wall Street
                Agency Function Administration
                18th Floor
                New York, New York 10286
                Attention: Ramona Washington
                Telephone: (212) 635-4699
                Telecopy: (212) 635-6365, 6366 or 6367

        2.      CoreStates Bank, N.A.
                1339 Chestnut Street
                Philadelphia, PA 19107
                Attention: H. David Tamimie
                Telephone: (215) 973-7021
                Telecopy: (215) 786-4114

        3.      Mellon Bank, N.A.
                One Mellon Bank Center
                Room 370
                Pittsburgh, Pennsylvania 15258
                Attention: Susan Whitewood
                Telephone: (412) 234-7112
                Telecopy: (412) 234-8087

        4.      Fleet Bank, National Association
                777 Main Street MSN 367
                Hartford, Connecticut 06115
                Attention: Mike Sinisgalli
                Telephone: (860) 986-2645
                Telecopy: (860) 986-1264

        5.      PNC Bank, National Association
                1600 Market Street
                21st Floor
                Philadelphia, Pennsylvania 19110
                Attention: Kirk Seagers,
                 Assistant Vice President
                Telephone: (215) 585-6036
                Telecopy: (215) 585-7615

        6.      First Union National Bank of North Carolina
                One First Union Center - 5th Floor
                Charlotte, North Carolina 28288-0735
                Attention: Jay Bullock,
                 Vice President
                Telephone: (704) 383-3789
                Telecopy: (704) 383-7611

                                      -2-